UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Agenus Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AGENUS INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date	June 15, 2021

Time	5:00 P.M., Eastern Time

Webcast Address	Live audio web conference at www.virtualshareholdermeeting.com/AGEN2021

Proposals	1. To elect Wadih Jordan and Allison M. Jeynes-Ellis as Class III directors, each for a term of three years expiring at the 2024 Annual Meeting of Stockholders.

2. To approve an amendment to our 2019 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under such plan from 11,000,000 to 26,000,000.

3.  To approve an amendment to our 2019 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance under such plan from 500,000 to 1,000,000.

4.  To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

5. To consider any other business as may properly come before the 2021 Annual Meeting of Stockholders or any postponement or adjournment of the meeting.

Record Date	You are entitled to vote if you were a stockholder of record on April 23, 2021.

A list of stockholders entitled to vote will be open for examination by any stockholder for any purpose germane to the 2021 Annual Meeting of Stockholders for ten days before the meeting during ordinary business hours at our principal offices at 3 Forbes Road, Lexington, Massachusetts 02421.

It is important that your shares be represented at the 2021 Annual Meeting of Stockholders. Therefore, whether or not you plan to attend the meeting, please complete your proxy and return it to us. If you attend the meeting and wish to vote at the 2021 Annual Meeting, your proxy will not be used. You may also vote your shares over the internet or by telephone. Instructions for internet or telephonic voting are printed on your proxy card.

By order of the Board of Directors,

Jennifer S. Buell, President

April 30, 2021

Page
GENERAL INFORMATION ABOUT OUR VIRTUAL STOCKHOLDER MEETING	2
VOTING PROCEDURES	3
PROPOSAL 1—ELECTION OF DIRECTORS	8
OUR CORPORATE GOVERNANCE	12
COMPENSATION DISCUSSION AND ANALYSIS	19
COMPENSATION OF NAMED EXECUTIVE OFFICERS	34
DIRECTOR COMPENSATION	47
OWNERSHIP OF OUR COMMON STOCK	50
DELINQUENT SECTION 16(a) REPORTS	53
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	54
PROPOSAL 2—TO APPROVE AN AMENDMENT TO OUR 2019 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN FROM 11,000,000 TO 26,000,000	55
PROPOSAL 3—TO APPROVE AN AMENDMENT TO OUR 2019 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN FROM 500,000 TO 1,000,000	63
PROPOSAL 4—TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021	68
REPORT OF THE AUDIT AND FINANCE COMMITTEE	70
ADDITIONAL INFORMATION	71
APPENDIX A AMENDMENT TO 2019 EQUITY INCENTIVE PLAN	A-1
APPENDIX B AMENDMENT TO 2019 EMPLOYEE STOCK PURCHASE PLAN	B-1

AGENUS INC.

3 Forbes Road

Lexington, Massachusetts 02421

Telephone: (781) 674-4400

PROXY STATEMENT

April 30, 2021

This proxy statement contains information about the 2021 Annual Meeting of Stockholders of Agenus Inc. (the “Annual Meeting”), including any postponements or adjournments of the meeting. The Annual Meeting will be held virtually by live audio web conference at www.virtualshareholdermeeting.com/AGEN2021 on June 15, 2021 at 5:00 P.M., Eastern Time.

In this proxy statement, we refer to Agenus Inc. as “Agenus,” “us,” “we” or the “Company.”

This proxy statement and solicitation is being made on behalf of the Board of Directors of Agenus Inc.

In accordance with the “notice and access” rules approved by the Securities and Exchange Commission (“SEC”) and in connection with the solicitation of proxies by our Board of Directors, on or about April 30, 2021 we first sent a Notice of Internet Availability of Proxy Materials and provided access to our proxy materials (consisting of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2020 and a form of proxy) over the internet to each stockholder entitled to vote at the Annual Meeting. We intend to mail to requesting stockholders full sets of our proxy materials (consisting of this proxy statement, our Annual Report on Form 10-K for the year ended December 31, 2020 and a form of proxy) on or about April 30, 2021.

Our Annual Report on Form 10-K for the year ended December 31, 2020 is also available on our corporate website at https://investor.agenusbio.com/financial-information/sec-filings and through the SEC’s EDGAR system at http://www.sec.gov. To request a printed copy of our Annual Report on Form 10-K, which we will provide to you without charge, write to Investor Relations, Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421. No material on our website is part of this proxy statement.

GENERAL INFORMATION ABOUT OUR VIRTUAL STOCKHOLDER MEETING

Why a virtual meeting?	Given the novel coronavirus (COVID-19) pandemic, we believe it important for the safety of our employees, stockholders and all of our constituents to participate fully from a remote location. We have designed the virtual format for ease of stockholder access and participation. Stockholders may vote and submit questions online during the meeting by following the instructions below.

Who can attend the 2021 Annual Meeting?	Any Company stockholder as of the close of business on the record date may attend the meeting.

How do I attend the 2021 Annual Meeting?

Our Annual Meeting will begin promptly at 5:00 p.m. ET in a virtual meeting format at www.virtualshareholdermeeting.com/AGEN2021. To participate in the Annual Meeting, you will need the 16-digit control number included in your Notice Regarding the Availability of Proxy Materials, your proxy card or on the instructions that accompanied your proxy materials. The meeting webcast will begin promptly at 5:00 p.m. ET. We encourage you to access the meeting prior to the start time. Online check-in will start 15 minutes before the meeting, and you should allow ample time for the check-in procedures. If your shares are held in a bank or brokerage account, instructions should also be provided on the voting instruction form provided by your bank or brokerage firm.

If you lose your 16-digit control number, you may join the Annual Meeting as a “Guest,” but you will not be able to vote, ask questions or access the list of stockholders as of the record date.

What if during the check-in time or during the Annual Meeting I have technical difficulties or trouble Accessing the virtual Annual Meeting website?	We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number that will be posted on the Annual Meeting log-in page.

VOTING PROCEDURES

YOUR VOTE IS IMPORTANT. PLEASE TAKE THE TIME TO VOTE. Stockholders have a choice of voting over the internet, by telephone, by mail using a proxy card, or by attending the 2021 Annual Meeting. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you. If you vote over the internet, by telephone, or at the 2021 Annual Meeting, you do not need to return your proxy card.

Who can vote?	Each share of our common stock that you owned as of the close of business on April 23, 2021 (the “record date”), entitles you to one vote on each matter to be voted upon at the 2021 Annual Meeting. On the record date, there were 222,441,009 shares of Agenus common stock issued, outstanding, and entitled to vote.

Why did I receive a one-page notice in the mail regarding the internet availability of proxy materials instead of a full set of printed proxy materials?

Pursuant to the “notice and access” rules adopted by the SEC, we provide stockholders access to our proxy materials over the internet. Accordingly, we sent a Notice of Internet Availability of Proxy Materials (“Notice”) to all of our stockholders as of the record date. The Notice includes instructions on how to access our proxy materials over the internet and how to request a printed copy of these materials. In addition, by following the instructions in the Notice, stockholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis.

Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings of stockholders on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you revoke the election and request a full set of printed proxy materials.

What is the difference between holding shares directly in my name and holding shares in “street name”?

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the “stockholder of record.” The Notice was sent directly to you by our tabulator, Broadridge Financial Solutions, Inc. (“Broadridge”), on behalf of Agenus.

If your shares are held for you in an account by a broker, bank, or other nominee, you are considered the beneficial owner of shares held in “street name.”

How do I vote?

If your shares are registered directly in your name, you may vote:

•  Over the internet. Go to the website of our tabulator, Broadridge, at http://www.proxyvote.com and follow the instructions. Your shares will be voted according to your instructions. If you do not specify how you want to vote your shares, your internet vote will not be completed and you will receive an error message. If you hold your shares directly and wish to vote over the internet, your vote must be received by 11:59 P.M. Eastern Time on June 14, 2021. If your shares are held in a Company stock plan and you wish to vote over the internet, your vote must be received by 11:59 P.M. Eastern Time on June 10, 2021.

•  By telephone. Dial 1-800-690-6903 using any touch-tone telephone and follow the instructions. Your shares will be voted according to your instructions. If you hold your shares directly and wish to vote over the telephone, your vote must be received by 11:59 P.M. Eastern Time on June 14, 2021. If your shares are held in a Company stock plan and you wish to vote over the telephone, your vote must be received by 11:59 P.M. Eastern Time on June 10, 2021.

•  By mail. Complete and sign the enclosed proxy card and mail it in the enclosed postage prepaid envelope to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Your shares will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•  At the 2021 Annual Meeting. You may vote your shares at www.virtualshareholdermeeting.com/AGEN2021 during the Annual Meeting. You will need the 16-digit control number that is on either the notice or the proxy card when voting. Additional instructions regarding voting will be provided on the Annual Meeting website.

If your shares are registered in “street name,” you have the right to direct your broker, bank, or nominee how to vote your shares by using the voting instruction card included in the mailing, or by following their instructions for voting over the internet or by telephone.

How can I change my vote?

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the 2021 Annual Meeting. To do this, you must do one of the following:

•  Vote over the internet as instructed above. Only your latest internet vote is counted.

•  Vote by telephone as instructed above. Only your latest telephonic vote is counted.

•  Sign a new proxy card and submit it as instructed above.

•  Attend the 2021 Annual Meeting and vote at the meeting. Attending the meeting will not revoke your proxy unless you specifically request it. Please refer to the instructions on page 2 for information on how to attend our 2021 Annual Meeting. You may vote during the meeting by following the instructions available on the meeting website.

If your shares are held in “street name,” you may submit new voting instructions by contacting your broker, bank, or nominee. You may also vote at the 2021 Annual Meeting if you deliver a valid and completed proxy card as described in the answer to the “How do I vote?” question above.

Will my shares be voted if I do not return my proxy?

If your shares are registered directly in your name, your shares will not be voted if you do not vote over the internet, vote by telephone, return your proxy, or vote at the 2021 Annual Meeting.

If your shares are held in “street name,” your broker, bank, or nominee, under certain circumstances, may vote your shares for you if you do not return your proxy. A broker, bank, or nominee has authority to vote customers’ unvoted shares on some routine matters. If you do not give a proxy to your broker, bank, or nominee to vote your shares, it may either vote your shares on routine matters, or leave your shares unvoted. Proposal 4 (to ratify the appointment of KPMG LLP as our independent registered public accounting firm) is the only proposal that is considered a routine matter for this purpose. Your broker, bank, or nominee cannot vote your shares with respect to non-routine matters unless they receive your voting instructions. We encourage you to provide voting instructions to your broker, bank, or nominee by giving them your proxy. This ensures your shares will be voted at the 2021 Annual Meeting according to your instructions. You should receive directions from your broker, bank, or nominee about how to submit your proxy to them at the time you receive this proxy statement.

What does it mean if I receive more than one proxy card?	It means that you have more than one account, which may be at the transfer agent or brokers. Please vote over the internet or by telephone, or complete and return all proxies for each account to ensure that all of your shares are voted.

How many shares must be present to hold the 2021 Annual Meeting?

A majority of our outstanding shares of common stock as of the record date must be present at the 2021 Annual Meeting to hold the meeting and conduct business. This is called a quorum. Shares are counted as present at the meeting if the shares are voted in person or by proxy at the meeting. Shares that are present that vote to abstain or do not vote on one or more of the matters to be voted upon are counted as present for establishing a quorum.

If a quorum is not present, the 2021 Annual Meeting will be adjourned until we obtain a quorum.

What vote is required to approve each matter and how are votes counted?

Proposal 1—To elect two Class III directors, each for a term of three years expiring at the 2024 Annual Meeting of Stockholders.

The nominees for director receiving the highest number of votes FOR election will be elected as a director. This is called a plurality. You may vote FOR the nominees or WITHHOLD your vote from the nominees. If your shares are held by your broker, bank, or nominee in “street name” and if you do not vote your shares or instruct your broker, bank, or nominee how to vote with respect to this item, your unvoted shares will be counted as “broker non-votes” (when a broker does not have authority to vote on the proposal in question). Abstentions and “broker non-votes” are not counted for purposes of electing directors. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

Proposal 2—To approve an amendment to our 2019 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under such plan from 11,000,000 to 26,000,000.

To approve Proposal 2, a majority of the votes cast by stockholders present in person or represented by proxy at the 2021 Annual Meeting and voting on the matter must vote FOR Proposal 2. If your shares are held by your broker, bank, or nominee in “street name” and if you do not vote your shares or instruct your broker, bank, or nominee how to vote with respect to this item, your unvoted shares will be counted as “broker non-votes.” Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 2 and will have no effect on the vote.

Proposal 3—To approve an amendment to our 2019 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance under such plan from 500,000 to 1,000,000.

To approve Proposal 3, a majority of the votes cast by stockholders present in person or represented by proxy at the 2021 Annual Meeting and voting on the matter must vote FOR Proposal 2. If your shares are held by your broker, bank, or nominee in “street name” and if you do not vote your shares or instruct your broker, bank, or nominee how to vote with respect to this item, your unvoted shares will be counted as “broker non-votes.” Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 3 and will have no effect on the vote.

Proposal 4—To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

To approve Proposal 4, a majority of the votes cast by stockholders present in person or represented by proxy at the 2021 Annual Meeting and voting on the matter must vote FOR Proposal 4. If your shares are held by your broker, bank, or nominee in “street name,” and you do not vote your shares, your broker, bank, or nominee has authority to vote your unvoted shares on Proposal 4. If the broker, bank, or nominee does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered to be voting on the matter. Abstentions will not be counted as votes cast or shares voting on Proposal 4 and will have no effect on the vote.

How does the Board of Directors recommend that I vote?

Our Board of Directors recommends that you vote:

•  FOR Proposal 1—To elect the nominated Class III directors, each for a term of three years expiring at the 2024 Annual Meeting of Stockholders.

•  FOR Proposal 2—To approve an amendment to our 2019 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance under such plan from 11,000,000 to 26,000,000.

•  FOR Proposal 3—To approve an amendment to our 2019 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance under such plan from 500,000 to 1,000,000.

•  FOR Proposal 4—To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021.

Are there other matters to be voted on at the 2021 Annual Meeting?	We do not know of any other matters that may come before the 2021 Annual Meeting. If any other matters are properly presented to the meeting, the persons named in the accompanying proxy card intend to vote, or otherwise act, in accordance with their judgment.

Where do I find the voting results of the 2021 Annual Meeting?	We will report the voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the end of the 2021 Annual Meeting.

Who bears the costs of soliciting these proxies?	We will bear the costs of soliciting proxies. In addition to the mailing of these proxy materials, our directors, officers, and employees may solicit proxies by telephone, e-mail, and in person, without additional compensation. We have retained Alliance Advisors, LLC at an estimated cost of $11,000 plus reimbursement of expenses to assist in our solicitation of proxies. Upon request, we will also reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for distributing proxy materials to stockholders.

How can I receive future proxy statements and annual reports over the internet instead of receiving printed copies in the mail?	This proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2020 are available on our website at https://investor.agenusbio.com/financial-information/sec-filings. Most stockholders can elect to view future proxy statements and annual reports over the internet instead of receiving printed copies in the mail.

If your shares are registered directly in your name, you can choose this option when you vote over the internet and save us the cost of producing and mailing these documents. You can also choose to view future proxy statements and annual reports over the internet. Your election to receive proxy materials by e-mail will remain in effect until you revoke the election and request a full set of printed proxy materials. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site.

If your shares are held in “street name,” you should check the information provided by your broker, bank, or other nominee for instructions on how to elect to view future proxy statements and annual reports over the internet. No material on our website is part of this proxy statement.

PROPOSAL 1—ELECTION OF DIRECTORS

The Board of Directors has nominated the individuals listed below for election as Class III directors. Each nominee currently serves as a Class III director.

Our Board of Directors (the “Board”) is divided into three classes. One class is elected each year and members of each class hold office for three-year terms. The Board currently consists of eight members. Two members are Class I directors, with terms expiring at the 2022 Annual Meeting of Stockholders. Three members are Class II directors, with terms expiring at the 2023 Annual Meeting. Three members are Class III directors, with terms expiring at the 2021 Annual Meeting of Stockholders. The Board has nominated Wadih Jordan and Allison M. Jeynes-Ellis, each of whom is a current Class III director, for re-election to a term expiring at the 2024 Annual Meeting of Stockholders. Paul Clark, a current Class III director, is not being nominated for re-election at the 2021 Annual Meeting of Stockholders. Mr. Clark will cease serving on the Board following the 2021 Annual Meeting of Stockholders, and the Board will be reduced to seven members.

For more information on nomination of directors, see “Corporate Governance and Nominating Committee” below in the section entitled “Our Corporate Governance—Committees of the Board.”

Your vote is requested in favor of Wadih Jordan and Allison M. Jeynes-Ellis, the nominees listed below, as Class III directors. The nominees have indicated their willingness to serve, if elected, but if they should be unable or unwilling to serve, proxies may be voted for substitute nominees designated by the Board.

There are no family relationships between or among any of our executive officers, directors, or nominee for director.

Below are the names and certain information about each member of the Board (other than Mr. Clark), including the nominees for election as Class III directors:

NOMINEE FOR CLASS III DIRECTORS—TERMS TO EXPIRE IN 2021

Wadih Jordan Age: 86 President of NearEast Enterprises, L.L.C. Director since 2003 (a) Compensation Committee (Chair) (b) Audit and Finance Committee	Mr. Jordan was most recently the founder and President of NearEast Enterprise, L.L.C. from 2011 to April 2015, a company that marketed pharmaceuticals in Near East markets, including Lebanon, Turkey, Saudi Arabia, Egypt, and the Gulf countries. From 1995 to 2011, Mr. Jordan served as President of NearEast Pharma LLC, a company that provided pharmaceutical, biotechnology and equipment for pharmaceutical industries to the Near East and Middle East markets. From 1993 to 1995, Mr. Jordan served as a Vice President of Cyanamid International, a research-based life sciences company, and from 1976 to 1993, Mr. Jordan served as a Managing Director within Cyanamid International. From December 2003 to December 2015, Mr. Jordan was a trustee of the Board of Directors of the Lebanese American University, located in Beirut, Lebanon, and incorporated under the Board of Regents in New York State. Mr. Jordan received a bachelor’s degree in agriculture at the American University of Beirut, Lebanon, and a certificate in international business from Columbia University. Mr. Jordan brings to our Board years of expertise in both the biotechnology/pharmaceutical and international arenas.

Allison M. Jeynes-Ellis, MD, FFPM (UK) Age: 55 Chief Executive Officer of Avillion LLP Director since 2018	Dr. Jeynes-Ellis is a trained clinician with more than 25 years of senior leadership experience in the pharmaceutical industry. Dr. Jeynes-Ellis has been the Chief Executive Officer of Avillion LLP (“Avillion”), a London-based drug development company since 2014. Prior to her current position as CEO, Dr. Jeynes-Ellis served as Avillion’s Chief Medical Officer from December 2012 to January 2014. Before her tenure at Avillion, Dr. Jeynes-Ellis worked in senior roles at Wyeth, Bristol-Myers Squibb, and Novartis. Her previous affiliations also include Cambridge Antibody Technology and Genentech, government bodies and medical charities. She has managed teams focusing on global clinical development projects that have led to drug approvals in Europe and the United States, across a range of therapeutic areas. Allison also sits on the Board of Directors of Anaveon and is a Senior Advisor to Blackstone Life Sciences and a Special Advisor to Abingworth. Dr. Jeynes-Ellis bring to our Board substantial experience as a life science executive and medical expertise.

CLASS I DIRECTORS—TERM TO EXPIRE IN 2022

Brian Corvese Age: 63 President and Founder of Vencor Capital Director since 2007 (a) Compensation Committee (b) Corporate Governance and Nominating Committee (c) Executive Committee (Chair)	Since 1999, Mr. Corvese has been the President and Founder of Vencor Capital (“Vencor”), a private equity firm with telecommunications and technology investments in the Middle East and Mediterranean regions. Prior to working at Vencor, Mr. Corvese worked on investments in the U.S. and global equity markets as a Managing Director and partner at Soros Fund Management, the largest hedge fund in the world at the time. From 1988 to 1996, Mr. Corvese was a partner at Chancellor Capital Management (“Chancellor”), a $25 billion money management firm. While at Chancellor, Mr. Corvese was a Portfolio Manager with responsibility for investments made in basic industries, restructurings, and special situations, corporate governance investments, as well as founded and managed his own hedge fund. From 1981 to 1988, Mr. Corvese was with Drexel Burnham Lambert (“Drexel”) as an equity analyst following the chemical and specialty chemical industries and participated in a significant number of merger and acquisition activities. While at Drexel, Mr. Corvese was a member of the top chemical and specialty chemical research team, as ranked by Institutional Investor. Mr. Corvese currently serves on the Board of Directors of the National Telecommunications Corporation, based in Cairo, Egypt, and Protagenic Therapeutics based in Ontario, Canada. Mr. Corvese earned degrees in finance and political science from The University of Rhode Island and attended New York University Graduate School. With over 30 years of experience in the financial industry, Mr. Corvese brings substantial financial expertise to our Board.

Timothy R. Wright

Age: 63

Chief Executive Officer of

MiMedX Group, Inc.

Director since 2006,

Lead Director since 2009

(a) Compensation Committee

(b) Corporate Governance

and Nominating Committee

(Chair)

(c) Audit and Finance

Committee

(d) Executive Committee

Mr. Wright is the Chief Executive Officer of MiMedX Group, Inc. (“MiMedX”), a position that he has held since May 2019. MiMedX is an advanced wound care and emerging therapeutic biologics company. Mr. Wright has also been a Director of MiMedX since June 2019. Mr. Wright has also served as a Partner at Signal Hill Advisors, LLC since February 2011. Mr. Wright also serves as chairman of The Ohio State University Comprehensive Cancer Center Drug Development Institute, and director of the Ohio State University Innovation Foundation. Mr. Wright was the President and Chief Executive Officer and a director of M2Gen Corp., a privately held health informatics company, between July 2017 and September 2018. From April 2015 through July 2017, Mr. Wright was the Executive Vice President, Mergers and Acquisitions, Strategy and Innovation at Teva Pharmaceuticals Industries Ltd. From September 2013 to March 2015, Mr. Wright served as head of The Ohio State University Technology Transfer Office. From July 2011 to July 2012, Mr. Wright served as Chairman, Interim CEO, and a member of the Board of Directors of Curaxis Pharmaceuticals Corporation, a research based company dedicated to finding cures for age-related diseases, including Alzheimer’s disease and cancer. Prior to Mr. Wright’s tenure at Curaxis, the company had been experiencing financial difficulties and, as a result, Curaxis filed for Chapter 11 bankruptcy in July 2012.

Prior to that, Mr. Wright served as President of the Imaging Solutions and Pharmaceutical Products Sector of Covidien from February 2007 until December 2010. Mr. Wright brings to our Board over 30 years of global pharmaceutical industry experience in general management, product development, and commercialization as well as business restructuring and transaction experience. Beginning in April 2004, Mr. Wright was interim CEO, President and a member of the Board of Directors of AAI Pharma, a hybrid pharmaceutical, drug delivery/manufacturing, and global clinical research organization. Upon the sale of AAI Pharma’s pharmaceutical assets to Xanodyne Pharmaceuticals Inc., Mr. Wright transitioned to Chief Operating Officer at Xanodyne Pharmaceuticals Inc., a role he maintained until May 2006. Mr. Wright was also President of Elan Bio-Pharmaceuticals and has held several senior management positions with Cardinal Health Inc. and Dupont Merck Pharmaceutical Company. Over his career, Mr. Wright has served on ten Boards of Directors, including six in North America and four in Europe and Asia. Mr. Wright earned his bachelor’s degree from The Ohio State University. Mr. Wright’s global and extensive biotechnology, pharmaceuticals and life sciences operating experience combined with his professional Board experience brings important insight to Agenus.

CLASS II DIRECTORS – TERMS TO EXPIRE IN 2023

Garo H. Armen, Ph.D. Age: 68 Founder and Chairman and Chief Executive Officer of Agenus Inc. Director since 1999 (a) Executive Committee	Dr. Armen is Chairman and Chief Executive Officer of Agenus Inc., which he co-founded in 1994. Dr. Armen brings to our Board a deep historical and practical knowledge of the business of the Company and its technologies, as well as years of expertise in the financial and biopharmaceutical arenas. From mid-2002 through 2004, he was Chairman of the Board of Directors for the biopharmaceutical company Elan Corporation, plc which he helped restructure. Dr. Armen currently serves as non-executive Chairman of the Board of Directors of Protagenic Therapeutics, Inc., a publicly held biotechnology company. Dr. Armen is also the founder and Chairman of the Children of Armenia Fund, a philanthropic organization established in 2000 that is dedicated to the positive development of the children and youth of rural Armenia. He holds a Ph.D. degree in physical organic chemistry from the City University of New York.

Susan Hirsch Age: 68 Director since 2020	Ms. Hirsch has over 40 years of experience in investment management and finance. Unit February 2021, she was a Managing Director and Portfolio Manager at Nuveen, a TIAA company, where she was responsible for managing over $20 billion in assets including the TIAA-CREF Large-Cap Growth Fund with $6.6 billion in assets. Prior to joining Nuveen in 2005, she served as Executive Vice President and Portfolio Manager for the Mid-Cap Growth and Technology Sector portfolios as Jennison Associates. Ms. Hirsh’s previous experience also includes investment management positions at Lehman Brothers Global Asset Management and Delphi Asset Management as a Senior Portfolio Manager for the Selected Growth Stock Portfolio. She began her career as an analyst at Smith Barney and Lehman Brothers where the success of her quantitative model led to her subsequent recognition as a top ranked Institutional analyst for small cap growth stocks in 1991, 1992 and 1993. Ms. Hirsch holds a BS in Accounting from Brooklyn College. Ms. Hirsch brings extensive investment experience and financial to our Board.

Ulf Wiinberg Age: 62 Director since 2016 (a) Audit and Finance Committee (Chair) (b) Corporate Governance and Nominating Committee	Mr. Wiinberg has almost 20 years of senior leadership experience, most recently serving as Chief Executive Officer of H. Lundbeck A/S (“Lundbeck”) from June 2008 to December 2014. Lundbeck is a global pharmaceutical company developing and marketing treatments for psychiatric and neurological disorders. He previously served on the boards of several health care industry associations and held multiple executive roles at Wyeth, one of the world’s largest research-driven pharmaceutical companies that was acquired by Pfizer in 2009. He served as President of Wyeth Europe, Africa and Middle East; President of Consumer Healthcare; Managing Director of Wyeth UK, and in various commercial positions. Mr. Wiinberg currently serves on the boards of UCB SA, a global biopharmaceutical company based in Belgium, Avillion LLP (Chairman), a London-based drug development company, Hansa Medical AB (Chairman), a Swedish biopharmaceutical company, Alfa Laval AB, a Swedish industrial company, and Nestle Heath Science. Mr. Wiinberg brings to our Board years of experience in the biotechnology, pharmaceutical and healthcare industries internationally.

Vote Required

The two nominees for director receiving the highest number of votes FOR election will be elected as directors. This is called a plurality. If your shares are held by your broker, bank, or nominee in “street name” and if you do not vote your shares or instruct your broker, bank, or nominee how to vote with respect to this item, your unvoted shares will be counted as “broker non-votes.” Abstentions and “broker non-votes” are not counted for purposes of electing directors. You may vote FOR each of the nominees, WITHHOLD your vote from each of the nominees or WITHHOLD your vote from any one of the nominees. Votes that are withheld will not be included in the vote tally for the election of directors and will have no effect on the results of the vote.

The Board of Directors recommends a vote FOR each of the nominees for Director.

OUR CORPORATE GOVERNANCE

Our Commitment to Good Corporate Governance

We believe that good corporate governance and an environment of high ethical standards are important for Agenus to achieve business success and to create value for our stockholders. The Board is committed to high governance standards and to continually working to improve them. We continue to review our corporate governance practices in light of ongoing changes in applicable law and evolving best practices.

Role of Our Board

The Board monitors our overall corporate performance, the integrity of our financial controls, risk management and legal compliance procedures. It appoints senior management and oversees succession planning and senior management’s performance and compensation. The Board also oversees our short- and long-term strategic and business planning, and reviews with management its business plan, financing plans, budget, and other key financial and business objectives.

Members of the Board keep informed about our business through discussions with our Chief Executive Officer, President and Chief Operating Officer and other members of our senior management team, by reviewing materials provided to them by management on a regular basis and in preparation for Board and committee meetings, and by participating in meetings of the Board and its committees. Senior management regularly reviews key portions of our business with the Board. These practices afford the Board members the opportunity to actively participate in risk management assessment and raise questions and engage in discussions with management regarding areas of potential risk. The Audit and Finance Committee of the Board reviews the risk management practices of the Company and both the Corporate Governance and Nominating Committee and the Audit and Finance Committee receive periodic updates from the Company’s Chief Compliance Officer outlining areas of compliance focus and proposed recommendations. Additionally, the Compensation Committee reviews the Company’s executive compensation program and the incentives created by the executive compensation program, to assess whether our compensation arrangements encourage excessive risk-taking by our executives.

We introduce our executives and other employees to the Board so that the Board can become familiar with our key talent. Timothy R. Wright, our Lead Director, introduces each new Board member to our Corporate Governance policies and their responsibilities to the Company as a director. Each Board member receives a Board of Directors handbook that provides the director with a summary of these practices and policies.

Board Meetings and Attendance

In 2020, the Board met ten times and acted by written consent three times. During 2020, each of our directors attended at least 75% of (i) the meetings of the Board and (ii) all meetings of committees of the Board on which the director served, during the period in which they were directors. All of our Board members attended our 2020 Annual Meeting of Stockholders. We expect all of our Board members to attend the 2021 Annual Meeting.

Governance Guidelines

The Board is guided by our Guidelines on Significant Corporate Governance Issues (our “Governance Guidelines”). We believe our Governance Guidelines demonstrate our continuing commitment to good corporate governance. The Board reviews our Governance Guidelines from time to time, as needed, and at least once annually. Our Governance Guidelines are posted on the corporate governance section of our website at https://investor.agenusbio.com/corporate-governance/governance-documents. No material on our website is part of this proxy statement.

Performance of Our Board

We consider it important to continually evaluate and improve the effectiveness of the Board, its committees and its individual members. We do this in various ways. Each year, the Lead Director surveys the Board members to assess the effectiveness of the Board and its committees. Using these surveys, the Lead Director assesses the Board’s performance and the performance of individual members, and reports his conclusions to the full Board. The assessment also evaluates the Board’s effectiveness in reviewing executive management, conducting appropriate oversight and adding value to Agenus. Each of the Board’s standing committees also conducts annual self-evaluations.

At each Board meeting, each Board member has the opportunity to assess the effectiveness of the materials presented and the conduct of the meeting, and to offer suggestions for improvement at future meetings.

Code of Business Conduct and Ethics

The Board originally adopted our Code of Business Conduct and Ethics (the “Code of Ethics”) in 2003. The Board reviewed, revised, and updated the Code of Ethics most recently in February 2021. The Code of Ethics applies to all members of the Board and all employees of Agenus, including our Chief Executive Officer, President and Principal Financial and Accounting Officer. Among other matters, our Code of Ethics prohibits the members of the Board and all employees of Agenus from buying or selling our securities while in possession of material, non-public information about the Company. Our Code of Ethics is posted on the corporate governance section of our website at https://investor.agenusbio.com/corporate-governance/governance-documents. No material on our website is part of this proxy statement. We intend to post on our website all disclosures that are required by law or Nasdaq listing rules concerning any amendments to, or waivers from, our Code of Ethics. Stockholders may request a free copy of our Code of Ethics by writing to Investor Relations, Agenus Inc., 3 Forbes Road, Lexington, MA 02421.

Independence of Directors

Our Governance Guidelines and Nasdaq listing rules provide that a majority of the Board should be composed of independent directors. The Corporate Governance and Nominating Committee annually reviews the independence of the directors and reports to the Board which directors it recommends that the Board determine are independent. The Board then makes the final determination. The Board takes into account Nasdaq listing rules, applicable laws and regulations, and other factors in making its determinations including potential conflicts of interest, transactions, and other relationships that would reasonably be expected to compromise a director’s independence. The Board has determined that Mr. Clark, Mr. Corvese, Ms. Hirsh, Ms. Jeynes-Ellis, Mr. Jordan, Mr. Wiinberg, and Mr. Wright are currently independent directors. Dr. Armen is currently not an independent director because he is employed as our Chief Executive Officer. In making independence determinations with regard to other directors, the Board considered transactions between us and a director or a director’s affiliates and any positions a director holds with entities with commercial relationships with us.

Executive Sessions of Independent Directors

Our independent directors typically meet in executive session without management present immediately prior to regularly scheduled Board meetings. Three such meetings were held during 2020.

Leadership Structure of the Board

Mr. Wright, an independent director, serves as the Lead Director of the Board and as Chair of the Corporate Governance and Nominating Committee. Mr. Wright also serves on the Compensation Committee, the Audit and Finance Committee and the Executive Committee. In addition to the duties of all directors, the specific responsibilities of the Lead Director include: (i) acting as chair of the Corporate Governance and Nominating

Committee; (ii) developing the agenda for and presiding over all executive sessions of the independent directors; (iii) acting as principal liaison between the independent directors and the Chief Executive Officer on sensitive issues and raising at any meeting of the Board items that are not appropriately or best put forward by the Chief Executive Officer; and (iv) communicating to the Chief Executive Officer the independent directors’ annual evaluation of the Chief Executive Officer. The Company’s Chief Executive Officer serves as the Chairman of the Board. We believe that the Company’s Chief Executive Officer is best situated to serve as Chairman because he is the director most familiar with the Company’s business, and most capable of effectively identifying strategic priorities and leading the discussion and execution of our Company’s strategy. Our independent directors and management have different perspectives and roles in strategy development. The Company’s independent directors bring experience, oversight, and expertise from outside the Company and from inside and outside the Company’s industry, while the Chief Executive Officer brings Company-specific experience and expertise. To assure effective independent oversight, the Company has adopted a number of governance practices, including:

•	a strong, independent, clearly-defined Lead Director role (as described above);

•	executive sessions of the independent directors held prior to quarterly board meetings; and

•	an annual performance evaluation of the Chairman/Chief Executive Officer by the independent directors.

While there may be circumstances in the future that would lead the Company to separate the offices of Chairman and Chief Executive Officer, we do not believe this is currently necessary due to the nature and size of the operations of the Company, the overall independence of the Board from management, and the strength of the Lead Director’s role on the Board.

Committees of the Board

The Board currently has four standing committees: the Audit and Finance Committee, the Compensation Committee, the Corporate Governance and Nominating Committee and the Executive Committee. The Board also appoints from time to time ad hoc committees to address specific matters.

Audit and Finance Committee

Members: Ulf Wiinberg, Chair Wadih Jordan Timothy R. Wright	Meetings in 2020: 6 Action by written consent in 2020: 1

The Audit and Finance Committee consists entirely of independent directors within the meaning of the Nasdaq listing rules and the requirements contemplated by Rule 10A-3 of the Securities Exchange Act of 1934, as amended (the “1934 Act”). During the entirety of 2020, Mr. Wiinberg (Chair), Mr. Jordan and Mr. Wright were members of the Audit and Finance Committee. The Board determined that Mr. Wiinberg qualifies as an audit committee financial expert. The Audit and Finance Committee’s primary function is to assist the Board in monitoring the integrity of our consolidated financial statements and our system of internal control. The Audit and Finance Committee has direct responsibility for the appointment, independence, and monitoring of the performance of our independent registered public accounting firm. The committee is responsible for pre-approving any engagements of our independent registered public accounting firm. The committee also reviews our risk management practices, strategic tax planning, preparation of quarterly and annual financial reports, and compliance processes.

The Audit and Finance Committee members meet regularly with our independent registered public accounting firm, without management present and with members of management in separate private sessions, to discuss any matters that the committee or these individuals believe should be discussed privately with the committee, including any significant issues or disagreements concerning our accounting practices or consolidated financial statements. The committee also reviews the Code of Ethics annually, and periodically meets with our Chief Compliance Officer. The committee conducts a meeting each quarter to review our consolidated financial statements prior to the public release of earnings. The committee has the authority to engage special legal, accounting or other consultants to advise the committee. The committee also has the authority to delegate to subcommittees any responsibilities of the full committee. The Audit and Finance Committee charter is posted on the corporate governance section of our website at https://investor.agenusbio.com/corporate-governance/governance-documents. No material on our website is part of this proxy statement. Please also see the Report of the Audit and Finance Committee on page 70.

Compensation Committee

Members: Wadih Jordan, Chair Brian Corvese Timothy R. Wright	Meetings in 2020: 7 Action by written consent in 2020: 1

The Compensation Committee consists entirely of independent directors within the meaning of applicable Nasdaq listing rules and “non-employee directors” for purposes of Rule 16b-3 under the 1934 Act. During the entirety of 2020, Mr. Jordan (Chair), Mr. Corvese and Mr. Wright were members of the Compensation Committee. The committee’s primary purpose is to approve, administer and interpret our executive, key employee and director compensation and benefit policies. The committee reviews, determines and approves the compensation of the Chief Executive Officer, all other executive officers and certain other key employees. It also reviews and recommends compensation for members of the Board. Additionally, the committee makes recommendations to the Board regarding the adoption of new incentive compensation and equity-based plans and administers existing incentive compensation and equity-based plans.

The Compensation Committee considers data from other companies for compensation comparison purposes and retained an outside compensation consultant in 2020, Radford, an Aon Hewitt Company—a division of Aon Corporation (“Radford”), to evaluate our executive and board compensation programs and to provide market reference information relating to executive and board compensation. The committee has the authority to retain legal, accounting, or other consultants to advise the committee. The committee also has the authority to delegate to subcommittees any responsibilities of the full committee. The Compensation Committee charter is posted on the corporate governance section of our website at https://investor.agenusbio.com/corporate-governance/governance-documents. Please also see the Compensation Discussion and Analysis starting on page 19, and the accompanying Compensation Committee Report on page 33. No material on our website is part of this proxy statement. Radford does not provide any services to the Company or the Compensation Committee other than those described above. After consideration of the six independence assessment factors provided under the listing rules of Nasdaq, the Compensation Committee determined that Radford, as an advisor to the Compensation Committee during 2020, was independent and that the work performed by Radford did not raise any conflicts of interest in 2020 that would preclude the Compensation Committee from reviewing and considering Radford’s analyses when making compensation decisions.

Corporate Governance and Nominating Committee

Members: Timothy R. Wright, Chair Brian Corvese Ulf Wiinberg	Meetings in 2019: 5

The Corporate Governance and Nominating Committee consists entirely of independent directors within the meaning of applicable Nasdaq listing rules. During 2020, the Corporate Governance and Nominating Committee

consisted of Mr. Wright (Chair), Mr. Corvese and Mr. Wiinberg. The Corporate Governance and Nominating Committee is responsible for recommending to the Board policies relating to the conduct of Board affairs, the process for annual evaluation of the Board and the Chief Executive Officer, issues of corporate public responsibility, and overseeing the Company’s management succession planning process. It periodically evaluates the composition of the Board, the contributions of individual directors, and the Board’s effectiveness as a whole. The committee reviews the Company’s ethics and compliance activities under the Code of Ethics and meets periodically with our Chief Compliance Officer, including meeting, as needed, for separate private sessions with the Chief Compliance Officer without other members of management present.

The Corporate Governance and Nominating Committee recommends to our full Board individuals to serve as directors. The committee recommends to the Board guidelines and criteria for Board membership and reviews with the Board, on a periodic basis, the appropriate skills and characteristics required of Board members in the context of the then current needs of Agenus. The committee is responsible for reviewing with the Board the appropriate personal characteristics and professional competencies preferred of Board members, who are expected to work together as a team to properly oversee our strategies and operations. In general, all directors are expected to possess certain personal characteristics necessary to create a highly functional and collegial Board, which include personal and professional integrity, practical wisdom and mature judgment, an inquisitive and objective perspective, and time availability for performing the duties of a director.

The Board, as a group, is expected to encompass a range of talents, ages, skills, diversity, and expertise sufficient to provide sound and prudent guidance with respect to the operations and interests of our business. Examples of desired professional competencies include accounting and financial literacy, industry knowledge, medical or scientific knowledge, and management experience. When evaluating potential new Board appointments, the Corporate Governance and Nominating Committee considers these factors, but does not have any fixed criteria for candidates it recommends because the Board believes that a flexible evaluation process allows the committee to make sound judgments based on the needs of the organization and specific attributes of each candidate without a need for a formal policy on diversity. Candidates should also be enthusiastic about service on our Board and working collaboratively with existing Board members to create value for all of our stockholders.

The Corporate Governance and Nominating Committee does not have a formal policy with regard to the consideration of director candidates recommended by stockholders because it does not believe such a policy is necessary given that no unaffiliated stockholder has ever recommended a director candidate. When considering director candidates, the Corporate Governance and Nominating Committee, in consultation with the Chief Executive Officer and full Board, considers the current strengths on the existing Board, the current needs of the organization, and anticipated future activities and requirements of both the Board and the organization as a whole. Historically, director candidates have been generally identified primarily through referrals and the executive network pool of the Board and senior executives. If the committee were to receive a recommendation for a director candidate from a stockholder, the committee expects that it would evaluate such a candidate using the criteria described above. The committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis, accompanied by a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least one year as of the date that the recommendation is made. To submit a recommendation for a nomination, a stockholder may write to the Lead Director, Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421, Attention: Lead Director c/o Chief Compliance Officer.

In addition, our by-laws permit stockholders to nominate individuals, without any action or recommendation by the committee or the Board, for election as directors at an annual meeting of stockholders. For a description of this by-law provision, see Additional Information on page 71 of this proxy statement. The charter of the Corporate Governance and Nominating Committee is posted on the corporate governance section of our website at https://investor.agenusbio.com/corporate-governance/governance-documents. No material on our website is part of this proxy statement.

Communications with the Board

You may contact the Board or any committee of the Board by writing to Board of Directors (or specified committee), Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421, Attn: Lead Director c/o Chief Compliance Officer. You should indicate on your correspondence that you are an Agenus stockholder. Communications will be distributed to the Lead Director, the appropriate committee chairman, or other members of the Board or executive management, as appropriate, depending on the facts and circumstances stated in the communication received. Executive management will generally determine the proper response to inquiries of a commercial nature, which generally will not be forwarded to the Lead Director. Inquiries regarding accounting, internal controls over financial reporting, or auditing matters will be forwarded to the Chair of the Audit and Finance Committee, and inquiries involving matters governed by the Code of Ethics will be forwarded to the Chair of the Corporate Governance and Nominating Committee and the Chief Compliance Officer.

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the year ended December 31, 2020 were Mr. Jordan (Chair), Mr. Corvese, and Mr. Wright. No member of the Compensation Committee was at any time during 2020, or formerly, an officer or employee of Agenus or any subsidiary of Agenus. No executive officer of Agenus has served as a director or member of a compensation committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of Agenus or member of the Compensation Committee.

Our Executive Officers

Garo H. Armen, Ph. D.—Chairman and Chief Executive Officer—Dr. Armen has been our Chairman and Chief Executive Officer since our founding in 1994. From our founding until December 2019, Dr. Armen also served as our President, at which time he stepped down so that Dr. Buell could assume such role. Additional biographical information on Dr. Armen is set forth on page 10, above.

Jennifer S. Buell, Ph.D.—President and Chief Operating Officer—Dr. Buell, 46, has been our Chief Operating Officer since 2018 and became our President in December 2019. Since July 2020, Dr. Buell has served as a director of Protagenic Therapeutics, Inc. Dr. Buell has more than 20 years of biopharmaceutical R&D experience. From November 2013 to July 2016, Dr. Buell was the Company’s Vice President, Research and Development Operations and Program Management. From July 2016 to November 2017, she was the Company’s Vice President, Research and External Affairs, and from November 2017 to November 2018, she served as the Chief Communications and External Affairs Officer. Dr. Buell obtained her PhD in Cellular, Biochemical, and Molecular Biochemistry with an MS in Biostatistics from Tufts University.

Steven O’Day, MD—Chief Medical Officer—Dr. O’Day, 60, has been our Chief Medical Officer since January 2021. Dr. O’Day is a pioneer in CTLA-4 inhibition, and has been the principal investigator in more than 200 clinical trials. From 2015 until joining Agenus, was Director of Immuno-Onoclogy and Director of Clinical Research at John Wayne Cancer Institute at Providence Saint John’s Health Center. Dr. O’Day received his degree as an MD in 1988 from Johns Hopkins School of Medicine and his BA in Chemistry from Williams College in 1983. Additionally, Dr. O’Day did his medical oncology fellowship at the Dana Farber/Harvard Cancer Center.

Evan D. Kearns—Vice President and General Counsel—Mr. Kearns, 40, has been our Vice President, General Counsel and Corporate Secretary since 2018. Mr. Kearns also served as Chief Compliance Officer from 2018 to November 2020. Mr. Kearns joined Agenus in 2014 as our Corporate Counsel and became our Associate General Counsel in 2015. Prior to Agenus, Mr. Kearns worked at the law firm Goodwin Procter LLP. Mr. Kearns holds a B.A. in Economics from Colby College and a J.D. degree from the University of Toledo College of Law.

Christine M. Klaskin—Vice President of Finance—Ms. Klaskin, 54, has been our Vice President, Finance since October 2006. Since joining Agenus Inc. in 1996 as finance manager, Ms. Klaskin has held various positions within the finance department and has been involved in all equity and debt offerings of the Company including its IPO. From 2012 until 2017, Ms. Klaskin was a member of the board of directors of American DG Energy Inc until its sale to Tecogen Inc. Prior to joining Agenus, Ms. Klaskin was employed by Arthur Andersen as an audit manager. Ms. Klaskin received her Bachelor of Accountancy from The George Washington University.

Adam Krauss—Chief Legal Officer and Chief Compliance Officer—Mr. Krauss, 48, has been our Chief Legal Officer and Chief Compliance Office since November 2020. From 2006 until joining Agenus, he held a variety of global legal roles at Medtronic, an international medical device company, as well as its predecessor companies, Covidien and Tyco Healthcare. Most recently from November 2016 until November 2020 Mr. Krauss served as Chief Legal Counsel for Medtronic’s Renal Care Solutions business and Chief Legal Counsel of Medtronic Philanthropy. Mr. Krauss began his career as a corporate attorney at Palmer & Dodge LLP, a Boston-based law firm, and K&L Gates, an international law firm headquartered in the United States. Mr. Krauss holds a B.A. in English Literature from the University of Illinois at Urbana-Champaign and a Juris Doctor from Boston College Law School.

Under our Bylaws, all of our executive officers are elected to their offices on an annual basis until the first meeting of our Board of Directors following our annual stockholder meeting. No family relationships exist among any of our directors or executive officers.

COMPENSATION DISCUSSION AND ANALYSIS

This section discusses the compensation of our executive officers who are named in the “Summary Compensation Table” below, who are referred to throughout this proxy statement as our “named executive officers,” and the material factors relevant to an understanding their compensation. Our named executive officers for 2020 are:

•	Dr. Garo H. Armen—Chairman and Chief Executive Officer;

•	Dr. Jennifer S. Buell—President and Chief Operating Officer;

•	Ms. Christine M. Klaskin—Vice President of Finance;

•	Mr. Evan D. Kearns—Vice President and General Counsel(1); and

•	Mr. Adam Krauss—Chief Legal Officer and Chief Compliance Officer(2).

Executive Summary

Our executive compensation program is designed to attract and retain the highest caliber talent, reward strong performance and align incentives with the creation of long-term stockholder value, taking into consideration the Company’s resource constraints. The target short-term compensation (base salary and target annual incentive bonuses) of our named executive officers is positioned at approximately the 50th percentile of our compensation peer group, and our long-term incentive programs are designed to preserve our cash resources, promote long-term decision-making and value creation and reward stock price appreciation.

In 2020 we met or exceeded the majority of the annual goals that had been established under our annual incentive bonus plan, despite challenging circumstances, including limited financial and human resources, aggressive timelines and third-party competition, in addition to the challenges presented by the COVID-19 pandemic. As more specifically described below, during 2020 we:

•	commenced rolling submission of our balstilimab monotherapy and planning a Phase 3 confirmatory clinical trial (our submission was completed in April 2021);

•	advanced our supply chain and path for market penetration of our balstilimab monotherapy, pending its approval;

•	presented additional clinical data and proof of mechanism for our product candidates including AGEN1181, AGEN1223, AGEN2373;

•	advanced progress towards achieving global infrastructure for our clinical operations;

•	established our global manufacturing infrastructure; and

•	continued a robust flow of new pre-clinical discoveries.

We believe that our incentive compensation programs were administered in a manner consistent with our operating performance, long-term objectives, and compensation philosophy. Based on the Company’s overall performance in 2020, the annual incentive bonuses paid to our named executive officers (other than Mr. Krauss, who was not eligible for an incentive bonus for 2020) for 2020 performance ranged from 100% to 153% of their target bonus amounts.

Compensation Philosophy

Our executive compensation program is designed to attract and retain the highest caliber executive talent and align the incentives we provide these key employees with, and reward them for, the creation of long-term

(1)	Mr. Kearns resigned effective April 30, 2021.
(2)	Mr. Krauss commenced employment with us in November 2020.

stockholder value, while effectively managing the risks and challenges inherent to a biotechnology company of our size and stage of development. Our executive compensation program combines short- and long-term elements, cash and equity compensation, and fixed and variable compensation, in proportions that we believe appropriately incentivize our executives to achieve the following goals:

•	create long-term stockholder value;

•	build a creative and high-performing team whose members understand and share our business objectives and ethical and cultural values and retain these key team members;

•	demonstrate leadership and innovation in the identification, development, and commercialization of product candidates that fit our strategic objectives;

•

effectively manage the multiple dimensions of our business, from research and development, through clinical trials, manufacturing, strategic alliances, and all aspects of our operations in order to maximize the value of each dollar deployed; and

•	identify and address our short- and long-term financial position in a strategic and creative manner, and deploy available funds for the maximum benefit to our stockholders.

Our general philosophy is to emphasize equity over cash compensation and long-term over short-term compensation. Our executive compensation program not only aims to be competitive within our industry, but also to be fair relative to other professionals within our organization. Our executives’ base salaries, target annual incentive bonus levels, and target annual long-term incentive award values are set at levels that are competitive with those of our peer group, and our executives have the opportunity to earn above-market pay for above-market performance as measured against our peer group. See “Competitive Market Review” below for further information on our peer group and other market data used by our Compensation Committee.

We continually review our executive compensation program in order to ensure that it appropriately rewards our executives for achieving our goals and objectives in a manner consistent with our compensation philosophy and that it provides compensation at market competitive levels. In designing our executive compensation program, we also seek to reward performance and decision-making that is consistent with the Company’s goals and objectives and that deliver positive stockholder returns. We evaluate and reward our executives based on the Company’s performance, their contribution to the achievement of our short- and long-term goals and objectives, and their ability to take advantage of unique opportunities and overcome challenges within our business. We believe that our mix of short-term and long-term incentives, and our process of evaluating performance results, assist us in managing risk-taking that may result from our compensation program and aligning our employees’ behavior with our overall business plan and the interests of our stockholders. Our Compensation Committee has concluded that our current compensation programs present no risks that are reasonably likely to have a material adverse effect on the Company.

At the Company’s 2020 Annual Meeting of Stockholders, our stockholders had the opportunity to cast an advisory vote (a “say-on-pay” vote) on the compensation of our executives as disclosed in our proxy statement for that meeting. The say-on-pay proposal was approved by 67.6% of the votes cast. In reviewing the results of our 2020 say-on-pay vote, our Compensation Committee determined that no changes to our compensation programs were necessary as the shift in the timing of our Company wide annual stock option grants from January to December resulted in a one-time artificial increase to the fiscal year 2019 compensation of our executive officers. Our Compensation Committee will continue to consider the outcome of the Company’s say-on-pay votes when making future compensation decisions for our executives.

At the Company’s 2017 Annual Meeting of Stockholders, our stockholders also had the opportunity to cast an advisory vote (a “say-on-frequency” vote) on how often the Company should include a say-on-pay proposal in its proxy statements for future annual meetings. Our stockholders approved a proposal to hold say-on-pay votes once every three years. Accordingly, our Board adopted a policy to hold say-on-pay votes every three years until the next required “say-on-frequency” advisory vote, which is to be held at our 2023 Annual Meeting of Stockholders.

Competitive Market Review

The market for top-tier executive talent in the biotechnology industry is highly competitive, and we compete for talent with both large and established pharmaceutical and biotechnology companies and other life science companies, both in and outside our geographic area.

We believe we have a competitive advantage in our ability to offer significant upside potential through stock options and other equity-based awards. In addition, we offer market-competitive cash compensation levels through base salaries and cash incentive bonus opportunities. We also compete on the basis of our vision of future success, our culture and values, the cohesiveness and productivity of our teams, and the excellence of our scientists and management personnel.

In order to succeed in attracting and retaining highly-talented executives, we continuously monitor market trends and draw upon compensation surveys prepared by Radford, our Compensation Committee’s independent compensation consultant, custom research developed by Radford, and other nationally-recognized compensation surveys. Our Compensation Committee reviews data that analyzes various cross-sections of our industry as well as relevant geographical areas.

Market References: How We Define Market and How We Use Market Compensation Data. Our Compensation Committee has engaged Radford since 2016 as its independent compensation consultant to evaluate our executive compensation program and compare it to other programs in the market.

Defining the Market. For 2020, we used two market references to evaluate our executive compensation program against those in the market:

1.

The Radford Global Life Sciences Survey, a national survey of executive compensation levels and practices. We focused primarily on a pre-determined subset of companies in our sector with between 125 and 1,200 employees and a market capitalization between $250 million to $2.5 billion (average market capitalization of $1,118.2 million).

2.	Proxy data from a peer group of biotechnology companies of a similar headcount, market capitalization, development stage and therapeutic focus as the Company.

On an annual basis, our compensation consultant recommends, and our Compensation Committee approves, a group of comparable companies as our peer group for executive and director compensation purposes. In 2020, our Compensation Committee worked closely with Radford to review, evaluate and develop our peer group with an emphasis on biotechnology and pharmaceutical companies with a similar headcount and market capitalization. Based on discussions with, and the recommendation of, Radford, our Compensation Committee selected a peer group for 2020 that removed nine companies from the prior year’s peer group and added nine new companies. Our peer groups for 2019 and 2020 were as follows:

2019 Peer Group	2020 Peer Group
Achillion Pharmaceuticals, Inc.	Achillion Pharmaceuticals, Inc.
ADMA Biologics, Inc.	Atara Biotherapeutics, Inc.
Aduro BioTech, Inc.	Athenex, Inc.
Ardelyx, Inc.	Chimerix, Inc.
Athenex, Inc.	Cytokinetics, Incorporated
BioTime, Inc.	Dicerna Pharmaceuticals, Inc.
Celldex Therapeutics, Inc.	Epizyme, Inc.
Chimerix, Inc.	Fate Therapeutics, Inc.
CTI BioPharma Corp.	Five Prime Therapeutics, Inc.
Cytokinetics, Incorporated	ImmunoGen, Inc.
Epizyme, Inc.	Inovio Pharmaceuticals, Inc.
Five Prime Therapeutics, Inc.	Jounce Therapeutics, Inc.
ImmunoGen, Inc.	MacroGenics, Inc.
Inovio Pharmaceuticals, Inc.	NantKwest, Inc.
Jounce Therapeutics, Inc.	Precision BioSciences, Inc.
MacroGenics, Inc.	Seres Therapeutics, Inc.
NantKwest, Inc.	Syndax Pharmaceuticals, Inc.
NewLink Genetics Corporation	Syros Pharmaceuticals, Inc.
OncoMed Pharmaceuticals, Inc.	TG Therapeutics, Inc.
Seres Therapeutics, Inc.	Voyager Therapeutics, Inc.
VBI Vaccines Inc.	ZIOPHARM Oncology, Inc.

Determining Market Levels and Specific Comparisons. We compare our executive compensation program and amounts of compensation against our peer group by reviewing each compensation component (measured at target in the case of annual and long-term incentive opportunities) and total compensation. The comparisons made in this process are used to determine our approximate position relative to the appropriate market reference by each element of compensation and in total.

Total Compensation Strategy

We intend to continue our strategy of compensating our executives at competitive levels, with the opportunity to earn above-market pay for above-market performance. We will continue to emphasize long-term equity incentives and performance-based incentive compensation to maintain our competitive pay philosophy.

We generally target total compensation at the 50th percentile of our peer group. For 2020, the total compensation for our named executive officers generally fell between the 40th and 60th percentile of total compensation paid to executives holding equivalent positions in our peer group. For this purpose, total compensation includes annual base salary, target annual incentive bonus and the grant date value of equity awards. We believe that the total compensation for our named executive officers was reasonable given our corporate performance and our financial circumstances.

The competitive posture of our actual annual compensation paid or earned versus market references will vary year to year based on Company and individual performance, as well as the performance of our peer group and the respective levels of compensation paid by peer group companies to their executives. We expect to continue targeting total compensation at approximately the 50th percentile of our peer group, with an emphasis on performance-based compensation. Further, in light of our compensation philosophy, we believe that the total compensation package for our executives should continue to consist of base salary, annual incentive bonuses, long-term equity-based incentive compensation, and certain other benefits.

Executive Compensation Program

Components of our Executive Compensation Program

Our executive compensation program consists of the following four components (each described in more detail below):

•	Short-term compensation (including base salary and annual incentive bonuses);

•	Long-term incentives;

•	Benefits; and

•	Severance compensation and termination protection.

To determine levels of overall executive compensation, in addition to considering market data as described above, our Compensation Committee balances individual experience, performance and functional area, and company-wide goals and achievements.

The general structure of our executive compensation program is consistent with that for non-executive members of the Agenus management team.

Short-Term Compensation.

Our short-term compensation program consists of base salary and annual incentive bonuses. Base salary provides a fixed rate of base compensation to recognize the experience, skills, knowledge, and responsibilities of each executive, and takes into account competitive market conditions.

Base Salary: Base salaries for our executive officers are generally positioned at or around the 50th percentile of our peer group (see “Competitive Market Review” above for further information on our peer group). In establishing the base salaries of our executives, our Compensation Committee (with input from our Chief Executive Officer, other than with respect to his own base salary) takes into account a number of factors, including the executive’s seniority, experience, position and functional role, and responsibilities as well as historical base salary and peer group and competitive market data and, for newly hired executives, any unique personal circumstances.

We also consider the following factors when determining base salary:

•

For newly-hired executives, we consider the base salary of the executive at his or her prior employer and any unique personal circumstances that motivated the executive to leave that prior position and join Agenus. In addition, we consider the base salaries for corresponding positions within our peer group and the competitive market.

•

For executives who are newly-promoted to a position, we consider their prior salary and experience and the base salaries for corresponding positions within our peer group and the competitive market. If an executive does not have the same level of experience at the time of promotion as a counterpart hired from outside the Company would, we may implement a multi-step approach to bringing his or her base salary in line with targeted levels. Base salary increases at each of these steps will be contingent on the continued strong performance of the executive.

The base salaries of our executives are reviewed on an annual basis, and adjustments are made to reflect the executive’s performance, as well as competitive market conditions. Increases are considered within the context of our overall annual financial position before more specific individual and market competitive factors are considered. We do not apply specific formulas to determine base salary increases.

In December 2019, in connection with its annual review of executive compensation matters and approval of annual long-term incentive awards for all employees, our Compensation Committee approved an increase to Dr. Armen’s base salary from $638,100 to $655,000 (a 2.6% increase), an increase to Dr. Buell’s base salary from $400,000 to $480,000 (a 20.0% increase) and an increase to Mr. Kearns’ base salary from $360,000 to $400,000 (an 11.1% increase). Dr. Buell’s salary increase was approved in connection with her December 2019 promotion to President and Chief Operating Officer of the Company. All 2020 salary increases for our employees, including these salary increases for our named executive officers, took effect in February 2020. Subsequently and as a result of the novel coronavirus (COVID-19) pandemic, in March 2020 our Compensation Committee approved paying Dr. Armen’s base salary in stock, in lieu of cash, for the balance of 2020.

In December 2020, in connection with its annual review of executive compensation matters and approval of annual long-term incentive awards for all employees, our Compensation Committee elected not to approve an increase to the salaries of our named executive officers, and as a result, the current salaries of our named executive officers remain unchanged from their 2020 levels.

In January 2021, the Compensation Committee authorized an extension of this arrangement, and Agenus will continue to pay Dr. Armen’s base salary in stock, in lieu of cash, through the first half of 2021.

Annual Incentive Bonuses: Annual incentive bonuses for our executive officers are based on the achievement of Company goals and objectives as well as individual performance and are paid under our Executive Incentive Plan. Each executive is eligible to receive an annual incentive bonus ranging from 0-200% of his or her target bonus based on our Compensation Committee’s evaluation of the achievement of Company goals and objectives and such individual’s performance.

For 2020, each of our named executive officers, other than Mr. Krauss, was eligible to receive an annual incentive bonus, with the target amount of each executive’s annual incentive bonus expressed as a percentage of his or her base salary. Mr. Krauss was not eligible for an annual incentive bonus for 2020 because he commenced employment with us in November 2020. Target bonus amounts were set based on market data and our Compensation Committee’s assessment of the achievement of pre-established Company goals and objectives as well as individual performance. For 2020, target bonus amounts for our named executive officers (other than Mr. Krauss), expressed as a percentage of the executive’s base salary, remained unchanged from 2019 target bonus amounts, except that Dr. Buell’s target bonus was increased to 45% of her base salary in connection with her promotion to President in December 2019, effective for 2020.

Named Executive Officer	2020 Target Bonus (% of base salary)
Dr. Armen	60
Dr. Buell	45
Mr. Kearns	40
Ms. Klaskin	30
Mr. Krauss	N/A

The Company’s annual goals and objectives are set at the beginning of each year, with input from our executives, and are reviewed and approved by our Compensation Committee and the Board. For 2020, our Company achieved the following goals and objectives:

•	commenced rolling submission of our balstilimab monotherapy and planning a Phase 3 confirmatory clinical trial (our submission was completed in April 2021);

•	advanced our supply chain and path for market penetration of our balstilimab monotherapy, pending its approval;

•	presented additional clinical data and proof of mechanism for our product candidates including AGEN1181, AGEN1223, AGEN2373;

•	advanced progress towards achieving global infrastructure for our clinical operations;

•	established our global manufacturing infrastructure; and

•	continued a robust flow of new pre-clinical discoveries.

While there is no quantifiable formula or weighting of the Company goals and objectives under the annual bonus program, in determining annual incentive bonus payouts, the Compensation Committee takes into account the achievement of the goals and objectives as a whole. At the end of the year, our CEO prepares a report outlining the extent to which Company goals and objectives were achieved and presents that report to our Compensation Committee along with a recommendation on the executives’ annual incentive bonus payout levels (other than with respect to his own), as a percentage of their target bonuses. Our Compensation Committee evaluates the report, along with any relevant supporting documentation, and considers it in the context of any change in facts or circumstances that could have impacted goal attainment throughout the year. From time to time, our Compensation Committee may request supplemental information from management to support the committee’s evaluation. Based on this evaluation, as well as the Company’s available financial resources, our Compensation Committee exercises its discretion to determine the appropriate level for the executives’ annual incentive bonus payouts. Once determined, the recommended bonus payout level is applied to each executive’s target bonus percentage to establish his or her annual incentive bonus payout. Our Compensation Committee may exercise further discretion to adjust the actual bonus paid to any individual executive based on his or her individual performance and its impact on the Company’s overall performance (with input from our Chief Executive Officer, other than with respect to his own bonus), which it did in 2020, as described below under “Compensation Actions for our Named Executive Officers.”

In determining the annual incentive bonus payouts for our executive officers for 2020, our Compensation Committee determined that the majority of the Company’s pre-established goals and objectives for 2020, as described in general detail above, were accomplished. Our Compensation Committee noted that these accomplishments were made in a challenging economic environment in which the management team was under substantial resource constraints, and that the Company’s accomplishments in 2020 were critical in advancing the development of our diverse portfolio, reducing our reliance on contract manufacturing organizations, effectively managing our cost structure and advancing the Company towards potential commercialization. Our Compensation Committee also considered the following additional key company achievements: (i) initiated BLA filings for balstilimab; (ii) launched and reported updates from five clinical trials; (iii) delivered 2 INDS and enrolled COVID-19 patients with our first cell therapy; (iv) partnered with Betta pharmaceuticals to launch balstilimab and zaliifrelimab in multiple indications in China; and (v) secured facility to expand manufacturing capabilities to develop commercial operations independence. As a result, our Compensation Committee approved an annual incentive bonus payout for each of our executives (other than Mr. Krauss) at 100% of target. Our employees, including our executives, were permitted to elect to receive their annual incentive bonuses in the form of fully vested stock, in lieu of cash, with the number of shares of stock having a value of 150% of the employee’s annual incentive bonus that would have otherwise been paid in cash, determined based on the fair market value of our stock on April 2, 2021 ($2.87 per share, which was the closing price of our stock on April 1, 2021), the payment date for 2020 annual incentive bonuses. The table below shows for each of our named executive officers in 2020 his or her target annual incentive bonus (as a percentage of base salary), actual annual incentive bonus received (as a percentage of base salary) and actual annual incentive bonus received (as a percentage of target), after giving effect to these elections.

Named Executive Officer	2020 Target Bonus (% of base salary)	2020 Actual Bonus (% of base salary)	2020 Actual Bonus (% of target)
Dr. Armen(1)	60	90	150
Dr. Buell(1)	45	69	153
Mr. Kearns	40	40	100
Ms. Klaskin(1)	30	39	131
Mr. Krauss(2)	N/A	N/A	N/A

(1)

Dr. Armen, Dr. Buell and Ms. Klaskin each elected to receive their bonus in company stock, and the amount reported herein represents 150% of the equivalent cash bonus the Company would otherwise have paid to each in the absence of such election.

(2)	Mr. Krauss joined the Company in November 2020 and was not eligible to receive a bonus in respect of 2020.

Long-Term Incentives.

Our long-term incentives generally consist of time-vesting and performance-vesting stock options, restricted stock awards and performance shares. Performance shares and performance-vesting options reward performance and the achievement of key milestones or other performance goals that are important to our success. We believe that time-vesting stock options are also performance-based because no value is created unless the value of our common stock appreciates after grant. More generally, equity-based awards support an ownership culture that aligns the interests of our executive officers with our stockholders and thereby encourage our executive officers to take actions that are in the best interests of the Company’s long-term success. Our Compensation Committee grants equity-based awards to our executives and employees generally to enable them to participate in the long-term appreciation of our stock, as well as to share the impact of any business and market setbacks.

Initial and Promotional Long-Term Incentive Grants:

The size of the initial long-term incentive grant made to executives upon joining the Company or to current employees being promoted to executive positions is primarily based on competitive considerations applicable to the executive’s specific position. In addition, our Compensation Committee considers the number of shares of common stock underlying equity-based awards held by other executives in comparable positions within our Company and has, with the assistance of its independent compensation consultant, established long-term incentive guidelines for specified categories of executives. We believe this strategy is consistent with the approach of other companies in our peer group and, in our Compensation Committee’s view, is appropriate for aligning the interests of our executives with those of our stockholders over the long-term.

Market Comparisons:

We use a number of methodologies to make external comparisons when we determine the number of options, shares of restricted stock and/or performance shares to be granted to each executive. On an individual basis, we compare:

•	the fair value of the grant, determined using methods that are consistent with the guidance in Accounting Standards Codification 718, Compensation—Stock Compensation;

•	the face value (i.e., the number of shares multiplied by grant date stock price) of the grant by position;

•	the face value of the grant as a multiple of base salary;

•	the number of shares of common stock underlying all options, restricted stock and/or performance shares granted by position;

•

the number of shares of common stock underlying all options, restricted stock and performance shares, in total, granted, and still held, by position as a percentage of total shares granted and of total common shares outstanding; and

•	the proportion of exercisable to non-exercisable awards held in total.

On a total Company basis, we analyze:

•	total annual equity burn rates;

•	total number of shares remaining in the approved pool under our 2019 Equity Incentive Plan; and

•	equity overhang.

We believe these comparisons provide important additional context for comparing the competitiveness of our equity-based compensation practices versus the market in light of the Company’s own needs and circumstances.

Ultimately, awards to executives are driven by their and our Company’s performance over time, their ability to impact our results that drive stockholder value, their level within the organization, their potential to take on roles of increasing responsibility in our Company, and competitive equity award levels for similar positions in our peer group. Equity-based awards are not granted automatically to our executives on an annual basis.

2020 Grants:

In June 2020, Drs. Armen and Buell, and Ms. Klaskin were granted time-vesting stock options with an exercise price equal to the closing price of our common stock on the date of grant, which vest in full on the first anniversary of the date of grant, generally subject to the executive’s continued employment or service with the Company. These grants were made to replace prior grants that expired underwater. In connection with his hire in November 2020, Mr. Krauss was granted time-vesting stock options and RSUs, which vest in equal annual installments over four years (for the stock options) or three years (for the RSUs), in each case, generally subject to his continued employment or service with the Company.    On December 17, 2020 as part of a Company-wide award, each of our executives received a grant of time-vesting stock options, with an exercise price equal to the closing price of our common stock on the date of grant. The options granted to our executives in December 2020 vest as to one-third of the options on the first anniversary of the grant date and thereafter in quarterly installments, generally subject to the executive’s continued employment or service with the Company. In addition, in reviewing the Company wide awards, our Compensation Committee discussed the important need to retain and incentivize all Agenus employees through a critical period for the Company as it completes its rolling BLA filing and is on the verge of transitioning into a commercial company. As a result, on this same date, our Compensation Committee approved an addition grant of time-vesting stock options to all of our employees, including each of our executives, with an exercise price equal to the closing price of our common stock on December 31, 2020, all subject to approval of an increase to the available share pool under our equity incentive plan at the 2021 Annual Stockholder Meeting (the “Second Grant”). To further encourage retention, the Second Option Grant has a longer initial vesting schedule and vests as to one-third of the options on the second anniversary of the grant date and thereafter in quarterly installments, generally subject to the executive’s continued employment or service with the Company.

Benefits.

We provide the following benefits to our executives generally on the same basis as the benefits provided to all of our employees:

•	Health, vision and dental insurance;

•	Life insurance;

•	Short- and long-term disability;

•	Flexible spending accounts;

•	401(k) plan; and

•	Employee Stock Purchase Plan.

Under our 401(k) retirement plan, we provide employer matching contributions equal to $0.50 for each $1.00 contributed by an employee. Our employer matching contribution is capped at 3% of an employee’s overall compensation. We believe that these benefits are consistent with those offered by companies against which we compete for talent.

Severance Compensation and Termination Protection.

We are party to employment agreements with Dr. Armen and Dr. Buell. Prior to his resignation, we were also party to an employment agreement with Mr. Kearns. Additionally, we have entered into change of control agreements with Ms. Klaskin and Mr. Krauss. These agreements and this plan provide for severance compensation to be paid if the executive’s employment is terminated under certain conditions, such as in connection with a change of control of the Company or a termination without cause by us, each as is defined in the respective agreements or plan.

The employment and change of control agreements and the severance compensation provisions contained in such agreements are designed to meet the following objectives:

•

Change of Control: As part of our normal course of business, we may engage in discussions with other biotechnology and pharmaceutical companies about possible collaborations, licensing and/or other ways in which the companies may work together to further our respective long-term objectives. In addition, many larger established pharmaceutical companies consider companies at similar stages of development to ours as potential acquisition targets. In certain scenarios, a merger or sale of the Company may be in the best interests of our stockholders. We provide severance compensation if an executive’s employment is terminated following a change of control transaction in order to maintain management continuity in the event a potential transaction is announced and to promote the ability of our executives to act in the best interests of our stockholders even though their employment could be terminated as a result of the transaction.

•

Termination without Cause: If we terminate the employment of an executive who is party to an employment and change of control agreement without cause, or the executive resigns due to a compensation reduction or, in the case of Dr. Armen, for other good reason as defined in the applicable agreement, we are obligated to continue to pay the executive’s base salary, bonus, and medical and dental benefits for a defined period, as well as to provide outplacement services. We believe this is appropriate because the terminated executive would be bound by confidentiality, non-solicitation and non-competition provisions following such termination. In addition, having a mutually agreed to severance package that is in place prior to any termination event provides us with more flexibility to make a change in senior management if we consider such a change to be in our and our stockholders’ best interests.

Prohibition Against Hedge and Offset Transactions

Our Insider Trading Policy prohibits our executive officers, directors, employees and consultants, together with members of their household from engaging in the following:

•	selling any of our securities that they do not own at the time of the sale;

•	buying or selling put options, call options or other derivative securities;

•

unless otherwise pre-approved by our Chief Compliance Officer, hedging or monetization transactions (“hedging transactions”), including through the use of financial instruments such as prepaid variable forwards, equity swaps, put and call options, collars and exchange funds;

•	using our securities as collateral, or holding such securities in a margin account; and

•	pledging our securities as collateral for a loan (or modifying an existing pledge).

As of the date hereof, none of our executive officers has sought or obtained consent from our Chief Compliance Officer to engage in a hedging transaction.

Compensation Actions for our Named Executive Officers in 2020

Compensation actions for 2020 reflect our Compensation Committee’s assessments of performance relative to Company goals and objectives and individual performance objectives, and comparisons against the market references described above.

Dr. Armen, our Chief Executive Officer, makes recommendations to our Compensation Committee as to individual compensation for our executives, excluding himself. Our Compensation Committee works with our Head of Human Resources and its independent compensation consultant to determine the specific compensation actions for our executives. Our Compensation Committee makes all final determinations regarding the compensation of our executives, including our named executive officers.

Our compensation actions for our Chief Executive Officer and our other named executive officers are summarized as follows:

Dr. Garo H. Armen—Chairman and Chief Executive Officer

•	Base Salary: In February 2020, Dr. Armen’s base salary increased from $638,100 to $655,000 (a 2.6% increase) per annum. Our Compensation Committee made no change to Dr. Armen’s base salary for 2021.

•

Annual Incentive Bonus: In December 2020, our Compensation Committee approved an annual incentive bonus of $393,000 to reward Dr. Armen for his performance in 2020, which was equal to 100% of his target annual incentive bonus. By electing to receive his annual incentive bonus in Company stock, Dr. Armen received Company stock with an aggregate value on the issue date equal to 150% of his target annual incentive bonus.

•

Long-Term Incentives: In June 2020, in connection with an option grant to certain employees, Dr. Armen was granted an option to purchase 58,333 shares of our common stock at an exercise price per share of $3.61, which was the closing price of a share of our common stock on the grant date. The option vests in full on the one-year anniversary of the grant date; provided, however, that in the event of Dr. Armen’s death, disability, or retirement, such option shall vest in full. In connection with a Company-wide award in December 2020, Dr. Armen was granted an option to purchase 1,900,000 shares of our common stock at an exercise price per share of $3.70, which was the closing price of a share of our common stock on the grant date. The option has a three-year vesting schedule where one-third of the options vest on the one-year anniversary of the grant date, with the remainder vesting in equal quarterly installments thereafter, generally subject to his continued employment or service with the Company; provided, however, that in the event of Dr. Armen’s death, disability, or retirement, such option shall vest in full. On the same day, subject to approval of an increase to the available share pool under our equity incentive plan at the 2021 Annual Stockholder Meeting, Dr. Armen was granted an option to purchase 1,900,000 shares of our common stock at an exercise price per share of $3.18, which was the closing price of a share of our common stock on December 31, 2020. The option has a four-year vesting schedule where one-third of the options vest on the two-year anniversary of the grant date, with the remainder vesting in equal quarterly installments thereafter, generally subject to his continued employment or service with the Company; provided, however, that in the event of Dr. Armen’s death, disability, or retirement, such option shall vest in full.

Dr. Jennifer S. Buell—President and Chief Operating Officer

•	Base Salary: In February 2020, Dr. Buell’s base salary increased from $400,000 to $480,000 (a 20.0% increase) per annum. Our Compensation Committee made no changes to Dr. Buell’s base salary for 2021.

•

Annual Incentive Bonus: In December 2020, our Compensation Committee approved an annual incentive bonus of $220,000 to reward Dr. Buell for her performance in 2020, which was equal to 102% of her target annual incentive bonus. By electing to receive her annual incentive bonus in Company stock, Dr. Buell received Company stock with an aggregate value on the issue date equal to 153% of her target annual incentive bonus.

•

Long-Term Incentives: In connection with a Company-wide award in December 2020, Dr. Buell was granted an option to purchase 900,000 shares of our common stock at an exercise price per share of $3.70, which was the closing price of a share of our common stock on the grant date. The option has a three-year vesting schedule where one-third of the options vest on the one-year anniversary of the grant date, with the remainder vesting in equal quarterly installments thereafter, generally subject to her continued employment or service with the Company. On the same day, subject to approval of an increase to the available share pool under our equity incentive plan at the 2021 Annual Stockholder Meeting, Dr. Buell was granted an option to purchase 900,000 shares of our common stock at an exercise price per share of $3.18, which was the closing price of a share of our common stock on December 31, 2020. The option has a four-year vesting schedule where one-third of the options vest on the two-year anniversary of the grant date, with the remainder vesting in equal quarterly installments thereafter, generally subject to her continued employment or service with the Company.

Christine M. Klaskin—Vice President, Finance

•

Base Salary: In February 2020, Ms. Klaskin’s base salary increased from $269,000 to $275,725 (a 2.5% increase) per annum. Our Compensation Committee made no change to Ms. Klaskin’s base salary for 2021.

•	Annual Incentive Bonus: In December 2020, our Compensation Committee approved an annual incentive bonus of $72,000 to reward Ms. Klaskin for her performance in 2020, which was equal to

87% of her target annual incentive bonus. By electing to receive her annual incentive bonus in Company stock, Ms. Klaskin received Company stock with an aggregate value on the issue date equal to 131% of her target annual incentive bonus.

•

Long-Term Incentives: In June 2020, in connection with an option grant to certain employees, Ms. Klaskin was granted an option to purchase 12,500 shares of our common stock at an exercise price per share of $3.61, which was the closing price of a share of our common stock on the grant date. The option vests in full on the one-year anniversary of the grant date. In connection with a Company-wide award in December 2020, Ms. Klaskin was granted an option to purchase 50,000 shares of our common stock at an exercise price per share of $3.70, which was the closing price of a share of our common stock on the grant date. The option has a three-year vesting schedule where one-third of the options vest on the one-year anniversary of the grant date, with the remainder vesting in equal quarterly installments thereafter, generally subject to her continued employment or service with the Company. On the same day, subject to approval of an increase to the available share pool under our equity incentive plan at the 2021 Annual Stockholder Meeting, Ms. Klaskin was granted an option to purchase 50,000 shares of our common stock at an exercise price per share of $3.18, which was the closing price of a share of our common stock on December 31, 2020. The option has a four-year vesting schedule where one-third of the options vest on the two-year anniversary of the grant date, with the remainder vesting in equal quarterly installments thereafter, generally subject to her continued employment or service with the Company.

Evan D. Kearns—Vice President and General Counsel

•	Base Salary: In February 2020, Mr. Kearns’ base salary increased from $360,000 to $400,000 (an 11.1% increase). Our Compensation Committee made no change to Mr. Kearns’ base salary for 2021.

•

Annual Incentive Bonus: In December 2020, our Compensation Committee approved an annual incentive bonus of $160,000 to reward Mr. Kearns for his performance in 2020, which was equal to 100% of his target annual incentive bonus.

•

Long-Term Incentives: In connection with a Company-wide award in December 2020, Mr. Kearns was granted an option to purchase 150,000 shares of our common stock at an exercise price per share of $3.70, which was the closing price of a share of our common stock on the grant date. The option has a three-year vesting schedule where one-third of the options vest on the one-year anniversary of the grant date, with the remainder vesting in equal quarterly installments thereafter, generally subject to his continued employment or service with the Company. On the same day, subject to approval of an increase to the available share pool under our equity incentive plan at the 2021 Annual Stockholder Meeting, Mr. Kearns was granted an option to purchase 150,000 shares of our common stock at an exercise price per share of $3.18, which was the closing price of a share of our common stock on December 31, 2020. The option has a four-year vesting schedule where one-third of the options vest on the two-year anniversary of the grant date, with the remainder vesting in equal quarterly installments thereafter, generally subject to his continued employment or service with the Company.

•	Other: In October 2020, our Compensation Committee approved the entry into an employment agreement with Mr. Kearns. Mr. Kearns’ employment agreement is described on page 37 below.

Adam Krauss—Chief Legal Officer and Chief Compliance Officer.

•	Base Salary: Mr. Krauss joined our Company in November 2020, and our compensation committee approved his annual base salary of $440,000.

•	Annual Incentive Bonus: Mr. Krauss was not eligible to receive an annual incentive bonus for his performance in 2020.

•	Long-Term Incentives: In connection with joining the Company in November 2020, Mr. Krauss was granted an option to purchase 75,000 shares of our common stock at an exercise price per share of

$3.70, which was the closing price of a share of our common stock on the grant date. The option has a four-year vesting schedule where one-quarter of the options vests on each of the one-, two-, three- and four-year anniversaries of the grant date, generally subject to his continued employment or service with the Company. Additionally, Mr. Krauss was granted 35,000 restricted stock units where one-third of such restricted stock units vest on each the one-, two- and three-year anniversaries of the grant date, generally subject to his continued employment or service with the Company. In connection with a Company-wide award in December 2020, Mr. Krauss was granted an option to purchase 50,000 shares of our common stock at an exercise price per share of $3.70, which was the closing price of a share of our common stock on the grant date. The option has a three-year vesting schedule where one-third of the options vest on the one-year anniversary of the grant date, with the remainder vesting in equal quarterly installments thereafter, generally subject to his continued employment or service with the Company. On the same day, subject to approval of an increase to the available share pool under our equity incentive plan at the 2021 Annual Stockholder Meeting, Mr. Krauss was granted an option to purchase 175,000 shares of our common stock at an exercise price per share of $3.18, which was the closing price of a share of our common stock on December 31, 2020. The option has a four-year vesting schedule where one-third of the options vest on the two-year anniversary of the grant date, with the remainder vesting in equal quarterly installments thereafter, generally subject to his continued employment or service with the Company.

Tax and Accounting Considerations

Generally, Section 162(m) of the Code (“Section 162(m)”) disallows a federal income tax deduction for public corporations of remuneration in excess of $1 million paid in any fiscal year to certain specified executive officers, subject to certain transition rules.

In designing our executive compensation program and determining the compensation of our executives, including our named executive officers, the Compensation Committee considers a variety of factors, but believes that the primary purpose of our executive compensation program is to provide market competitive compensation that effectively attracts and retains executive talent and, as a result, has approved and will continue to approve compensation that is non-deductible or is limited in its deductibility..

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board has reviewed and discussed with management the foregoing Compensation Discussion and Analysis, and based on such review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement on Schedule 14A for filing with the SEC.

By the Compensation Committee,

Wadih Jordan (Chair) Brian Corvese
Timothy R. Wright

The Compensation Committee of the Board consists entirely of independent directors who are not officers or employees of Agenus. The Compensation Committee charter is posted on the corporate governance section of our website at https://investor.agenusbio.com/corporate-governance/governance-documents. No material on our website is part of this proxy statement.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

This table shows certain information about the compensation paid or awarded to, or earned by, our named executive officers for 2020 and, if applicable 2019 and 2018.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(6)	Stock Awards ($)(7)	Option Awards ($)(8)		All Other Compensation ($)(9)	Total ($)
Garo H. Armen, Ph.D.(2)	2020	677,267	393,000	—	4,563,132	(10)	3,845	5,637,244
Chief Executive Officer	2019	634,362	550,000	1,910,662	6,837,849		4,165	9,937,038
	2018	610,471	525,000	144,000	1,284,313		4,058	2,567,842

Jennifer Buell, Ph.D.	2020	483,077	220,000	—	2,121,987	(10)	4,846	2,829,910
President and Chief Operating Officer	2019	407,613	275,000	—	1,697,871		—	2,385,369
	2018	340,692	250,000	13,500	377,560		4,715	986,467

Evan D. Kearns	2020	407,692	160,000	—	349,978	(10)	5,696	923,366
Vice President and General Counsel(3)	2019	353,269	230,000	—	1,021,551		5,758	1,610,578

Christine M. Klaskin	2020	285,166	72,000	—	144,739		5,800	507,705
Vice President, Finance(4)

Adam Krauss	2020	33,846	—	129,500	291,317		—	454,663
Chief Legal Officer and Chief Compliance Officer(4)

(1)	Due to a calendar anomaly, in 2020, Agenus had 27 pay periods rather than 26 pay periods, and the amount reported for base salary reflect such additional pay period.
(2)

As an employee-director, Dr. Armen receives no additional compensation for his service on the Board. The amount reported as Salary for Dr. Armen in 2020 includes salary that was paid to Dr. Armen in the form of stock.

(3)	Mr. Kearns was not a named executive officer in 2018. As a result, his 2018 compensation is not reported in this table.
(4)	Ms. Klaskin was not a named executive office in 2019 or 2018. As a result, her compensation for those years is not included in this table.
(5)	Mr. Krauss joined Agenus in November 2020.
(6)

Amounts reported reflect annual incentive bonuses for the applicable year. For 2020, the amounts reported for Drs. Armen and Buell and Ms. Klaskin reflect the amount of the annual incentive bonus that would have been paid in cash, absent an election by the named executive officer to receive payment in the form of Agenus stock. Drs. Armen and Buell and Ms. Klaskin elected to receive payment of this bonus in the form of fully vested Agenus stock, and were granted shares of stock in respect of their 2020 annual incentive bonuses having a value on the date of grant equal to 150% of the amount of the annual incentive bonus listed in the table above, based on the closing price of Agenus stock of $2.87 on the date of grant, which resulted in their being granted 205,400, 114,982 and 37,630 shares, respectively, of fully vested Agenus stock, The grant date fair values of these incremental shares is not included in the stock awards column because the shares were granted in 2021.

(7)

Amounts reported for 2020 for Mr. Krauss reflect the grant date fair value of the RSUs granted to him in connection with his hire in November 2020, determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. Amounts reported for 2019 and 2018 for Dr. Armen and Dr. Buell reflect the grant date fair value of performance shares granted in the applicable year, determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. The grant date fair value of the performance shares granted to Dr. Armen in 2019 was calculated based on the probable outcome of the performance conditions associated with such awards, which we assumed to be at the maximum levels. The grant date fair value of the performance share awards granted to Dr. Armen and Dr. Buell in 2018 was calculated using a Monte Carlo simulation model, based on the probable outcome of the performance conditions on the grant date. If all applicable performance milestones associated with such awards were achieved at maximum levels, the grant date fair value of the 2019 performance share awards granted to Dr. Armen would be $1,910,662 and the grant date value of the 2018 performance share awards would be $556,741 for Dr. Armen and $255,971 for Dr. Buell. Please see Note 11 to our consolidated financial statements of our Annual Report on Form 10-K for the year ended December 31, 2020 for the assumptions used in valuing such awards. The 2018 amounts reported for Drs. Armen and Buell also includes the grant date fair value of an AgenTus Therapeutics, Inc. stock award granted to each of them, determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. The AgenTus stock awards were full vested at grant.
(8)

Amounts reported reflect the grant date fair value of options granted in the applicable year, determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. Please see Note 11 to our consolidated financial statements of our Annual Report on Form 10-K for the year ended December 31, 2020 for the assumptions used in valuing such awards. The grant date fair value of the performance-vesting options granted in 2019 was calculated based on the probable outcome of the performance conditions associated with such awards, which we assumed to be at the maximum levels. No amount has been included for the Second Grants made to our named executive officers because, under ASC Topic 718, these options are not considered as having been granted until shareholder approval of the increase to the available share pool under our equity incentive plan is obtained.

(9)	The table below shows the components of the “All Other Compensation” received by our named executive officers in 2020.

Executive Officer	401(k) Match ($)	Other Benefits ($)	Total ($)
Garo H. Armen, Ph.D.	3,845	—	3,845
Jennifer Buell, Ph.D.	4,846	—	4,846
Evan D. Kearns	5,696	—	5,696
Christine M. Klaskin	5,800	—	5,800
Adam Krauss	—	—	—

(10)	Amounts reported includes the value of options granted with respect to our subsidiary AgenTus Therapeutics, Inc.

Grants of Plan-Based Awards for Fiscal Year 2020

Executive Officer	Grant Date		All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Options Awards ($)(4)
Garo H. Armen, Ph.D	06/15/2020	(1)	—	58,333	3.61	131,380
Chief Executive Officer	12/17/2020	(2)	—	1,900,000	3.70	4,430,268

Jennifer Buell, Ph.D.	06/15/2020	(1)	—	10,000	3.61	22,522
President and Chief Operating Officer	12/17/2020	(2)	—	900,000	3.70	2,098,548

Evan D. Kearns	12/17/2020	(2)	—	150,000	3.70	349,758
Vice President and General Counsel

Christine M. Klaskin	06/15/2020	(1)	—	12,500	3.61	28,153
Vice President, Finance	12/17/2020	(2)	—	50,000	3.70	116,586

Adam Krauss	11/30/2020	(3)	35,000	75,000	3.70	304,231
Chief Legal Officer and Chief Compliance Officer	12/17/2020	(2)	—	50,000	3.70	116,586

(1)	Options vest on the one-year anniversary of the grant date, generally subject to the named executive officer’s continued employment or service with the Company.
(2)

Options have a three-year vesting schedule where one-third of the options vest on the one-year anniversary of the grant date, with the remainder vesting in equal quarterly installments thereafter, generally subject to the named executive officer’s continued employment or service with the Company.

(3)

Options have a four-year vesting schedule where one-quarter of the options vests on each of the one-, two-, three- and four-year anniversaries of the grant date, generally subject to the named executive officer’s continued employment or service with the Company. Stock awards have a three-year vesting schedule where one-third vests on each the one-, two- and three-year anniversaries of the grant date, generally subject to his continued employment or service with the Company.

(4)

Represents the grant date fair value of stock options granted during 2020 determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. See notes 6 and 7 to the Summary Compensation Table for the assumptions used in determining the grant date fair value of these awards.

Narrative Disclosure to the Summary Compensation Table and Grants of Plan-Based Awards Table

We entered into an employment agreement with Dr. Armen in 2005 and subsequently amended the agreement in 2009 and 2010. Dr. Armen’s employment agreement sets forth his initial base salary and target annual bonus opportunity, both of which have subsequently increased, and provides for severance payments and benefits in the event of a qualifying termination of his employment, as described under “Potential Payments Upon Termination or Change of Control” below. Dr. Armen’s employment agreement includes restrictive covenants with respect to confidential information and the assignment of intellectual property, and includes non-competition and employee non-solicitation/no-hire covenants that apply for the greater of 18 months following his termination of employment or the period during which Dr. Armen receives severance payments and benefits.

We entered into an employment agreement with Dr. Buell in 2019. Dr. Buell’s employment agreement sets forth her then current base salary and then current target annual bonus opportunity, both of which have subsequently increased, and provides for severance payments and benefits in the event of a qualifying termination of her employment, as described under “Potential Payments Upon Termination or Change of

Control” below. Dr. Buell’s employment agreement includes restrictive covenants with respect to confidential information and the assignment of intellectual property, and includes non-competition and employee non-solicitation/no-hire covenants that apply for the greater of 12 months following her termination of employment or the period during which Dr. Buell receives severance payments and benefits.

We entered into an employment agreement with Mr. Kearns in 2020. Mr. Kearns’ employment agreement sets forth his then current base salary and then current target annual bonus opportunity, and provides for severance payments and benefits in the event of a qualifying termination of her employment, as described under “Potential Payments Upon Termination or Change of Control” below. Mr. Kearns’ employment agreement includes restrictive covenants with respect to confidential information and the assignment of intellectual property, and includes non-competition and employee non-solicitation/no-hire covenants that apply for the greater of 6 months following his termination of employment or the period during which Mr. Kearns receives severance payments and benefits. On April 5, 2021, Mr. Kearns submitted his resignation effective April 30, 2021.

We have not entered into employment agreements with either Ms. Klaskin or Mr. Krauss.

Outstanding Equity Awards at Fiscal Year-End 2020

The following table shows outstanding equity awards for the named executive officers as of December 31, 2020:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Garo H. Armen, Ph.D.	81,654	—		6.30	01/04/2021	—		—
	119,178	—		3.36	09/14/2021	—		—
	250,000	—		5.34	06/14/2022	—		—
	200,000	—		3.61	06/13/2023	—		—
	140,000	—		2.72	09/12/2023	—		—
	500,000	—		3.00	02/14/2024	—		—
	250,000	—		5.04	02/12/2025	—		—
	555,000	—		4.16	03/31/2026	—		—
	53,037			6.77	09/16/2026	—		—
	—	853,000	(2)	3.77	03/31/2027
						647,000	(3)	2,057,460
	857,257	77,943	(4)	5.65	03/02/2028	—		—
	28,261	14,239	(4)(7)	2.38	12/31/2028
	967,779	697,221	(4)(8)	2.38	01/01/2029	—		—
	—	375,000	(9)	2.39	07/23/2029	—		—
	28,875	58,625	(4)	3.23	11/05/2029	—		—
	495,000	1,005,000	(4)	4.12	12/24/2029	—		—
	—	58,333	(5)	3.61	06/15/2030	—		—
	—	1,900,000	(4)	3.70	12/17/2030

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) ($)
Jennifer Buell, Ph.D.	32,500	—		3.68	09/03/2023	—		—
	100,000	—		3.00	02/14/2024	—		—
	35,000	—		5.04	02/12/2025	—		—
	100,000	—		4.16	03/31/2026	—		—
	125,000			3.77	03/31/2027	—		—
	137,495	12,505	(4)	5.65	03/02/2028	—		—
	86,671	43,329	(4)	2.07	11/07/2028	—		—
	174,375	125,625	(4)(8)	2.38	01/01/2029	—		—
	—	126,000	(9)	2.39	07/23/2029	—		—
	165,000	335,000	(4)	4.12	12/24/2029	—		—
	—	10,000	(5)	3.61	06/15/2030
	—	900,000	(4)	3.70	12/17/2030

Evan D. Kearns	18,750	—		2.85	10/06/2024	—		—
	5,833	—		5.04	02/12/2025	—		—
	35,000	—		4.16	03/31/2026	—		—
	25,000	—		3.77	03/31/2027	—		—
	41,248	3,752	(4)(11)	5.65	03/02/2028	—		—
	37,495	12,505	(4)(11)	2.21	07/12/2028	—		—
	116,250	83,750	(4)(8)	2.38	01/01/2029	—		—
	—	27,500	(9)	2.39	07/23/2029	—		—
	99,000	201,000	(4)(11)	4.12	12/24/2029	—		—
	—	150,000	(4)(11)	3.70	12/17/2030	—		—

Christine M. Klaskin	6,666	—		6.30	01/04/2021	—		—
	16,563	—		3.36	09/14/2021	—		—
	56,250	—		5.34	06/14/2022	—		—
	32,500	—		3.61	06/13/2023	—		—
	30,000	—		2.72	09/12/2023	—		—
	100,000	—		3.00	02/14/2024	—		—
	45,000	—		5.04	02/12/2025	—		—
	30,000	—		4.16	03/31/2026	—		—
	7,551	—		6.77	09/16/2026	—		—
	72,500	—		3.77	03/31/2027
	76,216	6,934	(4)	5.65	03/02/2028	—		—
	49,130	34,203	(4)(7)	2.38	12/31/2028	—		—
	—	22,000	(9)	2.39	07/23/2029	—		—
	1,497	3,040	(4)	3.23	11/15/2029	—		—
	28,050	56,950	(4)	4.12	12/24/2029	—		—
	—	12,500	(5)	3.61	06/15/2030	—		—
	—	50,000	(4)	3.70	12/17/2030	—		—

Adam Krauss	—	75,000	(6)	3.70	11/30/2030	—		—
	—	—		—	—	35,000	(10)	111,300
	—	50,000	(4)	3.70	12/17/2030	—		—

(1)	We valued the stock awards using the closing price of our common stock on The Nasdaq Capital Market on December 31, 2020, which was $3.18 per share.
(2)

Represents options that vest on the fifth anniversary of the grant date (which is five years prior to the option’s expiration date), generally subject to the named executive officer’s continued employment or service with the Company.

(3)

Represents performance shares that are eligible to vest on March 31, 2022 based on the achievement of a Company share-price milestone, generally subject to the named executive officer’s continued employment or service with the Company. The number of shares reported in the table represent the number of performance shares that would be earned assuming achievement of the share-price milestone in 2022.

(4)

Represents options that are subject to a three-year vesting schedule pursuant to which one-third of the options vest on the one-year anniversary of the grant date (which is nine years prior to the option’s expiration date) and the remainder vest in equal quarterly installments thereafter, generally subject to the named executive officer’s continued employment or service with the Company.

(5)

Represents options that vest on the first anniversary of the grant date (which is nine years prior to the option’s expiration date) generally subject to the named executive officer’s continued employment or service with the Company.

(6)

Represents options that are subject to a four-year vesting schedule pursuant to which one-fourth of the options vest on the one-year anniversary of the grant date (which is nine years prior to the option’s expiration date) and the remainder vest in equal annual installments thereafter, generally subject to the named executive officer’s continued employment or service with the Company.

(7)

Options were granted by the Compensation Committee of the Board on December 31, 2018 subject to stockholder approval of an increase to the available share pool under our equity incentive plan. Such approval was obtained on June 19, 2019.

(8)

Options were granted by the Compensation Committee of the Board on January 1, 2019 subject to stockholder approval of an increase to the available share pool under our equity incentive plan. Such approval was obtained on June 19, 2019.

(9)

Represents options that vest, if at all, on June 30, 2022 (or an earlier change of control) based on the achievement of Company share-price milestones, generally subject to the named executive officer’s continued employment or service with the Company. The number of shares reported in the table represent the maximum number of performance options that would vest assuming achievement of the highest share-price milestone.

(10)

Represents shares, granted November 30, 2020, that are subject to a three-year vesting schedule pursuant to which one-third of the shares vest on the one-year anniversary of the grant date and the remainder vest in equal annual installments thereafter, generally subject to the named executive officer’s continued employment or service with the Company.

(11)	Mr. Kearns resigned effective April 30, 2021.

Option Exercises and Stock Vested for Fiscal Year 2020

During fiscal year 2020, our named executive officers did not exercise any stock options or have any stock awards vest.

Potential Payments Upon Termination or Change of Control

We have entered into employment agreements with Drs. Armen and Buell and Mr. Kearns that provide for certain payments and benefits in the event of certain terminations of employment or a change of control. Additionally, we have entered into change-in-control agreements with Ms. Klaskin and Mr. Krauss. The following text and tables summarize the potential payments to Drs. Armen and Buell and Mr. Kearns assuming that the triggering event occurred on December 31, 2020, the last day of our fiscal year. As used in the following summary, the terms “cause,” “good reason” and “change of control” have the meaning set forth in the applicable agreement.

Our Chief Executive Officer

Dr. Armen

Under Dr. Armen’s employment agreement, if we terminate Dr. Armen’s employment without cause or if he terminates his employment for good reason, he is entitled to receive from the Company:

•	his base salary for a period of 18 months, plus a lump sum payment of 150% of the higher of his target annual incentive bonus for the year of termination or his last actual annual incentive bonus;

•	Company-paid coverage under our medical and dental plans for a period of 18 months following the date of termination;

•	a lump sum payment of $15,000 for outplacement assistance;

•	a gross-up for any taxes with respect to such outplacement assistance payment;

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Code; and

•	at the Compensation Committee’s discretion, the acceleration of vesting of any unvested stock options.

Upon a change of control, 100% of any of Dr. Armen’s outstanding unvested performance shares immediately vest and 50% of any of Dr. Armen’s outstanding unvested stock options and restricted stock as of the change of control date become vested and exercisable and, in the case of shares of restricted stock, no longer subject to forfeiture. If a change of control occurs and, within 24 months, we terminate Dr. Armen’s employment without cause or if he terminates his employment for good reason, he is entitled to receive from the Company:

•	a lump sum payment of 24 months of base salary plus two times the higher of his target annual incentive bonus for the year of termination or his last actual annual incentive bonus;

•	Company-paid coverage under our medical and dental plans for a period of 24 months following the date of termination;

•	a lump sum payment of $15,000 for outplacement assistance;

•	a gross-up for any taxes with respect to such outplacement assistance payment;

•	a gross-up payment for any taxes, interest and penalties imposed by Section 4999 of the Code; and

•	acceleration of vesting for all then-unvested stock options, performance shares and shares of restricted stock as of the date of termination.

Additionally, under Dr. Armen’s employment agreement, he is subject to post-termination non-competition and non-solicitation restrictions that apply for the greater of a period of 18 months post-termination or the period during which he is receiving post-termination payments from us.

In June 2019, the Compensation Committee of our Board of Directors amended the terms of the outstanding stock options held by Dr. Armen. Pursuant to the amendment, in the event of Dr. Armen’s death, disability or retirement, all of his unvested stock options will vest in full and become exercisable, and each stock option will remain exercisable for the lesser or (i) three years from the date of such event or (ii) the end of the 10-year term of each such stock option.

The following table shows the severance payments and benefits that would be payable to Dr. Armen in the event of a termination of employment without cause or resignation for good reason, including within 24 months following a change of control, assuming such termination and change of control occurred on December 31, 2020.

Executive Benefits and Payments Upon Termination or Change of Control	Termination without Cause or Resignation for Good Reason within 24 months following a Change of Control* ($)	Termination without Cause or with Good Reason* ($)
Base Salary	1,310,000	982,500
Bonus Payment	1,179,000	884,250
Acceleration of Vesting of Equity	2,922,878	—
Perquisites and Other Personal Benefits	43,458	36,905
Gross-up Payments for Change of Control Excise Taxes	1,597,431	—
Total:	7,052,767	1,903,655

*	We used the following assumptions to calculate these payments:

•

The value associated with cashing out all stock options and performance shares that accelerate as a result of the event described in the table is based on a stock price of $3.18, which was the closing price of our common stock on December 31, 2020. Awards were valued based on the number of shares associated with the then-unvested portion of each accelerated award multiplied by the difference between $3.18 and the exercise price related to such award (if any). For purposes of the table, we have assumed that performance shares that accelerate vest assuming achievement of the performance metrics at maximum levels. Upon a change of control without an associated termination of employment, the acceleration of unvested equity would be valued at $1,461,439.

•

We assumed in each case that the termination of employment is without cause, Dr. Armen does not violate his non-competition or non-solicitation agreements with us following such termination, he does not receive medical and dental insurance coverage from another employer within two years (or 18 months, as applicable) of such termination, and he does not incur legal fees requiring reimbursement from us. We also assumed that the termination of employment does not qualify as a retirement for purposes of Dr. Armen’s stock options.

•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles in the United States.

•

For purposes of calculating his gross-up payments, the following are included as parachute payments: cash severance payable upon termination in connection with a change of control, the value of any outplacement services and benefits continuation due in the event of such a termination (including a tax gross-up in respect of outplacement services), and the value of the acceleration of outstanding equity awards, all determined in accordance with applicable tax regulations. We have assumed that all outstanding options are cashed out in the assumed transaction for an amount equal to the excess, if any, of $3.18 (the closing price of our common stock on December 31, 2020) over the exercise price per share under the option, multiplied by the number of shares subject to the option and that all performance shares vest in full. Finally, these figures assume that none of the parachute payments will be discounted as attributable to reasonable compensation and no value is attributed to the executive executing a non-competition agreement in connection with the assumed termination of employment.

In the event of a termination of Dr. Armen’s employment due to his death, disability or retirement as of December 31, 2020, and based on the closing price of our common stock of $3.18 per share on such date, the value of the unvested stock options that would have vested on such termination would be $865,418.

Our President and Chief Operating Officer

Dr. Buell

Under Dr. Buell’s employment agreement, if we terminate Dr. Buell’s employment without cause or if she terminates her employment based on a material reduction in her base salary, she is entitled to receive from the Company:

•	her base salary for a period of 12 months, plus a lump sum payment equal to the higher of her target annual incentive bonus for the year of termination or her last actual annual incentive bonus;

•	Company-paid coverage under our medical and dental plans for a period of 12 months following the date of termination;

•	a lump sum payment of $15,000 for outplacement assistance; and

•	a gross-up for any taxes with respect to such outplacement assistance payment.

Upon a change of control, 50% of any of Dr. Buell’s outstanding unvested performance shares immediately vest and 50% of any of Dr. Buell’s outstanding unvested stock options and restricted stock as of the change of control date become vested and exercisable and, in the case of shares of restricted stock, no longer subject to forfeiture. If a change of control occurs and, within 18 months, we terminate Dr. Buell’s employment without cause or if she terminates her employment as a result of a material reduction in her base salary or for good reason, she is entitled to receive from the Company:

•	a lump sum payment of 18 months of base salary plus 150% of the higher of her target annual incentive bonus for the year of termination or her last actual annual incentive bonus;

•	Company-paid coverage under our medical and dental plans for a period of 18 months following the date of termination;

•	a lump sum payment of $15,000 for outplacement assistance;

•	a gross-up for any taxes with respect to such outplacement assistance payment; and

•	acceleration of vesting for all then-unvested stock options, performance shares and shares of restricted stock as of the date of termination.

Additionally, under Dr. Buell’s employment agreement, she is subject to a 12-month post-termination of employment non-competition covenant in the event her employment terminates under certain circumstances and non-solicitation restrictions that apply for the greater of a period of 12 months post-termination or the period during which she is receiving post-termination payments from us. In the event any payment or benefit provided to Dr. Buell, under her employment agreement or otherwise, would be subject to the excise tax imposed by Section 4999 of the Code, the payments and benefits will be automatically reduced to the extent necessary so that such excise tax will not be applicable. The following table shows the severance payments and benefits that would be payable to Dr. Buell in the event of a termination of employment without cause or resignation for good reason, including within 18 months following a change of control, assuming such termination and change of control occurred on December 31, 2020.

Executive Benefits and Payments Upon Termination or Change of Control	Termination without Cause or Resignation for Good Reason within 18 months following a Change of Control* ($)	Termination without Cause or with Good Reason* ($)
Base Salary	720,000	480,000
Bonus Payment	495,000	495,000
Acceleration of Vesting of Equity	248,146	—
Perquisites and Other Personal Benefits	37,508	30,753
Total:	1,500,654	1,005,753

*	We used the following assumptions to calculate these payments:

•

The value associated with cashing out all stock options and performance shares that accelerate as a result of the event described in the table is based on a stock price of $3.18, which was the closing price of our common stock on December 31, 2020. Awards were valued based on the number of shares associated with the then-unvested portion of each accelerated award multiplied by the difference between $3.18 and the exercise price related to such award (if any). For purposes of the table, we have assumed that performance shares that accelerate vest assuming achievement of the performance metrics at maximum levels. Upon a change of control without an associated termination of employment, the acceleration of unvested equity would be valued at $124,073.

•

We assumed in each case that the termination of employment is without cause, Dr. Buell does not violate her non-competition or non-solicitation agreements with us following such termination, she does not receive medical and dental insurance coverage from another employer within 18 months (or 12 months, as applicable) of such termination.

•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles in the United States.

Our Vice President and General Counsel

Mr. Kearns

Mr. Kearns resigned from the Company effective on April 30, 2021 and is not expected to receive any severance payments or benefits in connection with his resignation. Under Mr. Kearns’s employment agreement, if we had terminated Mr. Kearns’s employment without cause or if he had terminated his employment based on a material reduction in his base salary, he would have been entitled to receive from the Company:

•	his base salary for a period of 6 months, plus a lump sum payment equal to the higher of his target annual incentive bonus for the year of termination or his last actual annual incentive bonus;

•	Company-paid coverage under our medical and dental plans for a period of 12 months following the date of termination;

•	a lump sum payment of $15,000 for outplacement assistance; and

•	a gross-up for any taxes with respect to such outplacement assistance payment.

Upon a change of control, 50% of any of Mr. Kearns’s outstanding unvested performance shares would have immediately vested and 50% of any of Mr. Kearns’s outstanding unvested stock options and restricted stock as of the change of control date would have become vested and exercisable and, in the case of shares of restricted stock, no longer subject to forfeiture. If a change of control occured and, within 18 months, we terminated Mr. Kearns’s employment without cause or if he terminated his employment as a result of a material reduction in his base salary or for good reason, he would have been entitled to receive from the Company:

•	a lump sum payment of 18 months of base salary plus 150% of the higher of his target annual incentive bonus for the year of termination or his last actual annual incentive bonus;

•	Company-paid coverage under our medical and dental plans for a period of 18 months following the date of termination;

•	a lump sum payment of $15,000 for outplacement assistance;

•	a gross-up for any taxes with respect to such outplacement assistance payment; and

•	acceleration of vesting for all then-unvested stock options, performance shares and shares of restricted stock as of the date of termination.

Additionally, under Mr. Kearns’s employment agreement, he is subject to a 6-month post-termination of employment non-competition covenant in the event his employment terminates under certain circumstances and non-solicitation restrictions that apply for the greater of a period of 6 months post-termination or the period during which he is receiving post-termination payments from us. In the event any payment or benefit provided to Mr. Kearns, under his employment agreement or otherwise, would be subject to the excise tax imposed by Section 4999 of the Code, the payments and benefits will be automatically reduced to the extent necessary so that such excise tax will not be applicable. The following table shows the severance payments and benefits that would be payable to Mr. Kearns in the event of a termination of employment without cause or resignation for good reason, including within 18 months following a change of control, assuming such termination and change of control occurred on December 31, 2020.

Executive Benefits and Payments Upon Termination or Change of Control	Termination without Cause or Resignation for Good Reason within 18 months following a Change of Control* ($)	Termination without Cause or with Good Reason* ($)
Base Salary	600,000	400,000
Bonus Payment	240,000	240,000
Acceleration of Vesting of Equity	111,984	—
Perquisites and Other Personal Benefits	45,125	25,831
Total:	997,109	675,831

*	We used the following assumptions to calculate these payments:

•

The value associated with cashing out all stock options and performance shares that accelerate as a result of the event described in the table is based on a stock price of $3.18, which was the closing price of our common stock on December 31, 2020. Awards were valued based on the number of shares associated with the then-unvested portion of each accelerated award multiplied by the difference between $3.18 and the exercise price related to such award (if any). For purposes of the table, we have assumed that performance shares that accelerate vest assuming achievement of the performance metrics at maximum levels. Upon a change of control without an associated termination of employment, the acceleration of unvested equity would be valued at $55,992.

•

We assumed in each case that the termination of employment is without cause, Mr. Kearns does not violate his non-competition or non-solicitation agreements with us following such termination, he does not receive medical and dental insurance coverage from another employer within 18 months (or 12 months, as applicable) of such termination.

•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles in the United States.

Our Vice President, Finance

Ms. Klaskin

Under the change of control agreement with Ms. Klaskin, upon a change of control:

•	100% of any of Ms. Klaskin’s outstanding unvested performance shares as of the change of control date immediately vest;

•

50% of each of Ms. Klaskin’s outstanding unvested stock options and shares of unvested restricted stock as of the change of control date become vested and exercisable, and in the case of restricted stock, no longer subject to forfeiture; and

•

If a change of control occurs and, within 18 months, we terminate Ms. Klaskin’s employment without cause or if Ms. Klaskin terminates her employment for good reason, she is entitled to receive from the Company:

•	a lump sum payment of 18 months of base salary plus 150% of the higher of her target annual incentive bonus for the year of termination or her last actual annual incentive bonus;

•	coverage under our medical and dental plans for 18 months following the date of termination;

•	a lump sum payment of $15,000 for outplacement assistance;

•	a gross-up for any taxes with respect to such outplacement assistance payment; and

•	the acceleration of vesting of all unvested stock options and unvested restricted stock as of the date of the change of control.

Executive Benefits and Payments Upon Termination or Change of Control	Termination without Cause or Resignation for Good Reason within 18 months following a Change of Control* ($)
Base Salary	413,588
Bonus Payment	162,000
Acceleration of Vesting of Equity	44,742
Perquisites and Other Personal Benefits	19,722
Total:	640,052

*	We used the following assumptions to calculate these payments:

•

The value associated with cashing out all stock options and performance shares that accelerate as a result of the event described in the table is based on a stock price of $3.18, which was the closing market price of our common stock on December 31, 2020. Awards were valued based on the number of shares associated with the then-unvested portion of each accelerated award multiplied by the difference between $3.18 and the exercise price related to such award (if any). For purposes of the table, we have assumed that performance shares that accelerate vest assuming achievement of the performance metrics at maximum levels. Upon a change of control without an associated termination of employment, the acceleration of unvested equity would be valued at $22,371.

•	We assumed that the termination of employment is without cause, and Ms. Klaskin does not receive medical and dental insurance coverage from another employer within 18 months of such termination.

•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles in the United States.

Our Chief Legal Officer and Chief Compliance Officer

Adam Krauss

Under the change of control agreement with Mr. Krauss, upon a change of control:

•

50% of each of Mr. Krauss’ outstanding unvested stock options and shares of unvested restricted stock as of the change of control date become vested and exercisable, and in the case of restricted stock, no longer subject to forfeiture; and

•

If a change of control occurs and, within 18 months, we terminate Mr. Krauss’ employment without cause or if Mr.Krauss terminates his employment for good reason, he is entitled to receive from the Company:

•	a lump sum payment of 12 months of base salary plus the higher of her target annual incentive bonus for the year of termination or his last actual annual incentive bonus;

•	coverage under our medical and dental plans for 18 months following the date of termination;

•	a lump sum payment of $10,000 for outplacement assistance;

•	a gross-up for any taxes with respect to such outplacement assistance payment; and

•	the acceleration of vesting of all unvested stock options and unvested restricted stock as of the date of the change of control.

Executive Benefits and Payments Upon Termination or Change of Control	Termination without Cause or Resignation for Good Reason within 18 months following a Change of Control* ($)
Base Salary	440,000
Bonus Payment	176,000
Acceleration of Vesting of Equity	113,300
Perquisites and Other Personal Benefits	31,352
Total:	757,652

*	We used the following assumptions to calculate these payments:

•

The value associated with cashing out all stock options and performance shares that accelerate as a result of the event described in the table is based on a stock price of $3.18, which was the closing market price of our common stock on December 31, 2020. Awards were valued based on the number of shares associated with the then-unvested portion of each accelerated award multiplied by the difference between $3.18 and the exercise price related to such award (if any). For purposes of the table, we have assumed that performance shares that accelerate vest assuming achievement of the performance metrics at maximum levels. Upon a change of control without an associated termination of employment, the acceleration of unvested equity would be valued at $55,650.

•	We assumed that the termination of employment is without cause, and Mr. Krauss does not receive medical and dental insurance coverage from another employer within 18 months of such termination.

•	We used the same assumptions for health care benefits that we used for our financial reporting under generally accepted accounting principles in the United States.

DIRECTOR COMPENSATION

The following table shows the compensation paid or awarded to each non-employee director for his or her service as a non-employee director in 2020:

Name	Fees Earned or Paid in Cash(1) ($)	Option Awards(2)(3) ($)		Stock Awards(3)(4) ($)	Other Compensation ($)		Total ($)
Paul Clark	22,550	457,371		47,498	—		527,419
Brian Corvese	147,500	226,545	(7)	80,000	170,000	(5)	624,042
Susan Hirsch	13,750	481,494			—		495,244
Allison Jeynes-Ellis	71,667	220,863		60,000	—		352,526
Wadih Jordan	85,000	226,100		—	—		311,100
Ulf Wiinberg	99,167	221,100	(7)	60,000	50,000	(6)	430,263
Timothy Wright	130,000	226,100		60,000	—		416,097

(1)	Includes fees earned in 2020 but deferred pursuant to our Directors’ Deferred Compensation Plan (as amended).
(2)

Amounts shown reflect the grant date fair value of stock options granted during 2020 determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. Please see Note 11 to our consolidated financial statements of our Annual Report on Form 10-K for the year ended December 31, 2020 for the assumptions used in valuing such awards.

(3)	The aggregate number of shares subject to stock option awards and unvested RSU awards held by each director as of December 31, 2020 was:

	Stock Options	RSUs
Paul Clark	200,000	11,786
Brian Corvese	475,416	22,471
Susan Hirsch	200,000	—
Allison Jeynes-Ellis	300,000	16,853
Wadih Jordan	480,050	—
Ulf Wiinberg	442,500	16,853
Timothy Wright	495,917	16,853

(4)

Amounts shown reflect the grant date fair value of RSU awards granted during 2020 determined in accordance with ASC Topic 718, disregarding the effects of estimated forfeitures. The RSU awards were valued by multiplying the closing price of our common stock on the date of grant by the number of shares subject to such RSU awards. Please see Note 11 to our consolidated financial statements of our Annual Report on Form 10-K for the year ended December 31, 2020 for the assumptions used in valuing such awards.

(5)	Represents cash retainer earned for services under a consulting agreement and as a non-employee member of the board of directors of AgenTus Therapeutics, Inc.
(6)	Represents cash retainer earned for service as a non-employee member of the board of directors of AgenTus Therapeutics, Inc.
(7)	Amounts reported includes the value of options granted with respect to our subsidiary AgenTus Therapeutics, Inc.

Employee directors do not receive any additional compensation for their service as a director. Each year, the Compensation Committee reviews the compensation we pay to our non-employee directors. The Compensation Committee compares our Board compensation to compensation paid to non-employee directors by companies in our peer group, described above. The committee also considers the responsibilities that we ask our Board members to assume and the amount of time required to perform those responsibilities.

Cash and Equity Compensation for Non-Employee Directors for 2020

Type of Fee
Annual retainer	$55,000
Additional annual cash retainer for Lead Director	$20,000
Additional annual cash retainer for Audit and Finance Committee Chair	$20,000
Additional annual cash retainer for Audit and Finance Committee member	$10,000
Additional annual cash retainer for Compensation Committee Chair	$20,000
Additional annual cash retainer for Compensation Committee member	$10,000
Additional annual cash retainer for Corporate Governance and Nominating Committee Chair	$15,000
Additional annual cash retainer for Corporate Governance and Nominating Committee member	$7,500
Additional annual cash retainer for Executive Committee Chair	$40,000
Additional annual cash retainer for Executive Committee member	$20,000
Additional annual RSU grant for Executive Committee Chair(1)	80,000
Additional annual RSU grant for Executive Committee member(1)	60,000
Additional cash meeting fee for each individual Board or Committee meeting in excess of 10 meetings	$1,500
Initial stock option grant(2)	100,000
Annual stock option grant(3)	75,000

(1)

RSU grants to the Executive Committee Chair and members vest in full on the one-year anniversary of the grant date, generally subject to continued service through the applicable vesting date. The number of shares underlying the award is based on the closing price of the Company’s common stock on Nasdaq on the grant date.

(2)	Initial stock option grants vest over three years in equal annual installments on each anniversary of the date of grant, generally subject to continued service through the applicable vesting date.
(3)

Annual stock option grants vest entirely on the earlier of (i) the one-year anniversary of the grant date and (ii) the following year’s annual stockholder meeting, in each case, generally subject to continued service through the vesting date.

Agenus also reimburses each non-employee director for reasonable travel and out-of-pocket expenses in connection with his or her service as director.

Our Directors’ Amended and Restated Deferred Compensation Plan (as amended) (the “DDCP”) permits each non-employee director to defer all or a portion of his or her cash compensation until his or her service ends or until a specified date. A director may credit his or her deferred cash into an interest bearing account, an equity account tied to the value of our common stock, or a combination of both. As a matter of policy, directors are encouraged to elect to defer twenty-five percent of their cash compensation into an equity account under the DDCP.

The Board has adopted a policy guideline that encourages directors to hold 10,000 shares of our common stock within a reasonable period of time following their election or appointment to the Board. In addition to purchasing shares in the open market, directors may utilize the DDCP or the Agenus Board Compensation Policy, which allows directors to receive their compensation in stock, to acquire these shares. In accordance with the requirements of the DDCP, elections to defer compensation thereunder must be made prior to the end of the third quarter of the prior calendar year. In some cases, a director, due to securities law restrictions, may be unable to purchase such shares until such election takes effect.

In December 2019, the Compensation Committee made changes to our non-employee director compensation program, effective as of January 1, 2020:

•	Increased the annual cash retainer from $50,000 to $55,000;

•

Increased the number of shares subject to the initial stock option grant from 75,000 shares to 100,000 shares; and Increased the number of shares subject to the annual stock option grant from 50,000 to 75,000.

In December 2020, the Compensation Committee recommended, and the Board approved, the following changes to our non-employee director compensation program:

•	Increased the annual cash retainer from $55,000 to $75,000, effective as of January 1, 2021;

•	Increased the annual stock option grant from 75,000 shares to 100,000 shares; and

•	Increased the initial stock option grant, for new directors, from 100,000 shares to 150,000 shares.

Chief Executive Officer Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information regarding the ratio of total annual compensation for Dr. Armen, our chairman and chief executive officer (the “CEO”), to the median of the annual total compensation of all our employees (other than the CEO). For 2020:

•	Dr. Armen’s total annual compensation: $5,637,244;

•	Median annual total compensation of all employees (other than CEO): $110,694.65 ; and

•	Ratio of the annual total compensation of the CEO to the median of the annual total compensation of all employees (other than CEO): 50.92

In determining the median employee, we chose December 31, 2020 as the date to identify our median employee, and we identified our median employee using the consistently applied compensation measure of base salary as reflected on Company records for all U.S. and non-U.S. employees; provided, however, we excluded 10 of Agenus’ non-U.S. employees residing in Armenia and Turkey in making this determination. Additionally, we annualized the compensation of all employees who were hired in 2020 and were working for us on December 31, 2020, but who did not work for us the entire fiscal year. After we identified our median employee, we measured the employee’s annual total compensation under SEC rules using base salary earned in 2020, annual cash or stock bonuses paid in April 2021 for the 2020 performance year, the grant date value of any equity awards received in 2020 and the 401(k) match provided by the Company in 2020, in each case, if applicable. We calculated our median employee’s total annual compensation using the same methodology we used to calculate Dr. Armen’s annual total compensation, as reflected in the “Total” column of the Summary Compensation table above.

This pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our records and the methodology described above. The SEC rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio reported by other companies may not be comparable to the pay ratio reported above.

OWNERSHIP OF OUR COMMON STOCK

Ownership By Management

On April 23, 2021, Agenus had 222,441,009 shares of common stock issued and outstanding. The table below shows certain information about the beneficial ownership of Agenus common stock, as of April 23, 2021, by:

•	each of our directors,

•	each of our named executive officers, and

•	all of our directors and executive officers as a group.

In accordance with SEC rules, we have included in the column “Number of Issued Shares” all shares of common stock over which the person has sole or shared voting or investment power as of April 23, 2021, and we have included in the column “Number of Shares Issuable” all shares of common stock that the person has the right to acquire within 60 days after April 23, 2021 through the exercise of any stock options, the vesting of restricted shares, or in the case of directors, any shares to be distributed under the DDCP. All shares that a person has a right to acquire within 60 days of April 23, 2021 are deemed outstanding for the purpose of computing the percentage beneficially owned by the person, but are not deemed outstanding for the purpose of computing the percentage beneficially owned by any other person.

Unless otherwise indicated, each person has the sole power (or shares the power with a spouse) to invest and vote the shares of common stock listed opposite the person’s name. Where applicable, ownership is subject to community property laws. Our inclusion of shares in this table as beneficially owned is not an admission of beneficial ownership of those shares by the person listed in the table. Except as noted, the address of each stockholder is c/o Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421.

Name of beneficial owner	Number of Issued Shares	Number of Shares Issuable	Total	Percent of Class
Garo H. Armen, Ph.D.(1)	1,421,163	5,003,389	6,424,552	2.8
Wadih Jordan(2)	—	568,185	568,185	*
Allison Jeynes-Ellis(3)	49,323	191,852	241,175	*
Timothy R. Wright(4)	33,538	541,244	574,782	*
Brian Corvese(4)	69,614	397,887	467,501	*
Ulf Wiinberg(6)	82,210	462,491	544,701	*
Paul N. Clark(7)	70,805	5,092	75,897	*
Susan Hirsch	64,479	—	64,479	*
Jennifer Buell, Ph.D.	1,092,327	116,494	1,208,821	*
Evan D. Kearns	12,915	449,285	462,200	*
Christine M. Klaskin	88,611	585,826	674,437	*
Adam Krauss	—	—	—	*
All current directors and executive officers as a group (12 persons)(8)	2,009,152	9,297,578	11,306,730	4.9

*	Less than one percent
(1)

Excludes shares owned through Antigenics Holdings LLC (“Holdings”). Dr. Armen is Chief Executive Officer, Chairman of the Board of Managers and a member of Holdings which owns 4,046 shares of our common stock. Includes 600,000 shares held by the Garo Armen 2020 2 Year AG GRAT as Dr. Armen is the trustee and has investment authority, and 100,000 shares held by Pixie Partners, a General Partnership, as Dr. Armen is a general partner.

(2) Includes	16,853 RSUs schedule to vest June 16, 2021.
(3)	Includes 188,135 deferred shares to be distributed in accordance with the terms of our DDCP.

(4)	Includes 128,474 deferred shares to be distributed in accordance with the terms of our DDCP and 16,853 RSUs scheduled to vest June 16, 2021.
(5)	Includes 22,471 RSUs scheduled to vest June 16, 2021.
(6)	Includes 103,138 deferred shares to be distributed in accordance with the terms of our DDCP and 16,853 RSUs scheduled to vest June 16, 2021.
(7)	Includes 5,092 deferred shares to be distributed in accordance with the terms of our DDCP.
(8)

Includes 424,839 deferred shares to be distributed in accordance with the terms of our DDCP, 73,030 RSUs scheduled to vest June 16, 2021 and excludes shares held by Holdings as described in footnote (1).

Ownership By Certain Beneficial Owners

This table shows certain information, based on filings with the SEC, about the beneficial ownership of our capital stock as of April 23, 2021 by each person known to us owning beneficially more than 5% of any class of our capital stock. Unless otherwise indicated in a footnote to this table, each person has the sole power to invest and vote the shares of common stock listed opposite the person’s name.

Name and Address of beneficial Owner	Title of Class	Number of Shares		Percent of Class
Brad M. Kelley 1410 Moran Road Franklin, TN 37069-6300	Common Series A-1 Preferred	1,591,039 31,620	(1)	0.9 100	% %
Incyte Corporation 1801 Augustine Cut-Off Wilmington, DE 19803	Common	14,062,227	(2)	6.3%
RTW Investments LP 412 West 15th Street New York, NY 10011	Common Series C-1 Preferred	14,864,677 10,459	(3)	6.7 100	% %
Gilead Sciences, Inc. 333 Lakeside Drive Foster City, CA 94404	Common	11,111,111	(4)	5.0%
Oracle Partners 262 Harbor Drive - 3rd Floor Stamford, CT 06902	Common	11,127,372	(5)	5.0%

(1)

Mr. Kelley owns 31,620 shares of our Series A-1 Convertible Preferred Stock, our only shares of outstanding Series A-1 preferred stock. These shares have an initial conversion price of $94.86 and are currently convertible into 333,333 shares of our common stock. If Mr. Kelley had converted all 31,620 shares of Series A-1 Convertible Preferred Stock into shares of common stock as of April 23, 2021 he would have held 1,924,372 shares of our common stock, or 0.9% of the shares outstanding.

(2)	Based solely upon information set forth on Schedule 13G/A filed with the SEC on February 11, 2021 by Incyte Corporation.
(3)

Based solely upon information set forth on Schedule 13G/A filed with the SEC on February 12, 2021, by RTW Investments, LP., RTW Master Fund, Ltd., and one or more of its funds, which are managed by RTW Investments, LP, (collectively, “RTW”), RTW owned 12,864,677 shares of our common stock. On March 24, 2021 RTW converted 2,000 of their Series C-1 shares owned into 2,000,000 shares of our common stock. RTW also owns 10,459 shares of our Series C-1 convertible preferred stock, which are convertible into common stock on a one-for-one thousand basis, or 10,459,000 shares of our common stock. Under the Certificate of Designation of preferences and Rights and Limitations of Series C-1 Convertible Preferred Stock, RTW is limited to holding no greater than 9.99% of our shares of common stock, such limitation may be increased to up to 19.99% 60 days after notice by RTW to the Company. If RTW converted all 10,459 shares of Series C-1 Convertible Preferred Stock into shares of common stock as of April 23, 2021, it would have held 25,323,677 shares of our common stock, or 10.8% of the shares outstanding.

(4)	Based solely upon information set forth on Schedule 13G filed with the SEC on by Gilead Sciences, Inc.
(5)

Based solely upon information set forth on Schedule 13G/A filed with the SEC on February 16, 2021 by Oracle Partners, LP, a Delaware limited partnership (“Oracle Partners”), Oracle Ten Fund, LP, a Delaware limited partnership (“Oracle Ten Fund”), Oracle Institutional Partners, LP, a Delaware limited partnership (“Institutional Partners” and, collectively with Oracle Partners and Oracle Ten Fund, the “Oracle Partnerships”), Oracle Investment Management, Inc. Employees’ Retirement Plan, an employee benefit plan organized in Connecticut (the “Retirement Plan”), Oracle Associates, LLC, a Delaware limited liability company and the general partner of the Oracle Partnerships (“Oracle Associates”), Oracle Investment Management, Inc., a Delaware corporation and the investment manager to the Oracle Partnerships and the plan administrator to the Retirement Plan (the “Investment Manager”), The Feinberg Family Foundation, a foundation organized in Connecticut (the “Foundation”), and Larry N. Feinberg, the managing member of Oracle Associates, the sole shareholder, director and president of the Investment Manager and the trustee of the Foundation

DELINQUENT SECTION 16(a) REPORTS

Our executive officers, directors, and 10% stockholders are required under Section 16(a) of the 1934 Act, to file reports of ownership and changes in ownership of our securities with the SEC.

Based solely on a review of the copies of reports furnished to us, we believe that during our 2020 fiscal year, our directors, executive officers, and 10% stockholders complied with all applicable Section 16(a) filing requirements, with the following exceptions: Dr. Armen inadvertently filed one delinquent Section 16(a) report with respect to one transaction relating to a stock option grant which occurred in 2019.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

Children of Armenia Fund

Our Audit and Finance Committee approved a charitable contribution to the Children of Armenia Fund (“COAF”) totaling up to $125,000 for 2020. Dr. Garo H. Armen, Agenus’ Chairman and Chief Executive Officer, is the founder and chairman of COAF. The 2020 charitable contribution was comprised of a cash component and a non-cash component. The cash component was $59,000, which Agenus paid in quarterly installments. The non-cash component was $50,000, which was the estimated value of a portion of Agenus’ office space in its New York office that was (and continues to be) made available to COAF. Additionally, COAF reimburses Agenus for the value of general and administrative services that Agenus performs on COAF’s behalf, if any.

Related Party Transaction Policies and Procedures

The Audit and Finance Committee of the Board is responsible for reviewing and approving all material transactions with any related party on a continuing basis. Related parties can include any of our directors or executive officers, certain of our stockholders, and their immediate family members. This obligation is set forth in writing in our Audit and Finance Committee Charter. A copy of the Audit and Finance Committee Charter is posted on the corporate governance section of our website at https://investor.agenusbio.com/corporate-governance/governance-documents. No material on our website is part of this proxy statement. In evaluating related party transactions, our Audit and Finance Committee members apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board and as individual directors. The Audit and Finance Committee will approve a related party transaction when, in its good faith judgment, the transaction is fair to, and in the best interest of, Agenus.

To identify related party transactions each year, we submit and require our directors and executive officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We also review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual’s private interest interferes, or appears to interfere, in any way with our interests. Our Code of Ethics requires all directors, officers, and employees who may have a potential or apparent conflict of interest to immediately notify our Chief Compliance Officer for review and approval by management and our Corporate Governance and Nominating Committee. A copy of our Code of Ethics is posted on the corporate governance section of our website at https://investor.agenusbio.com/corporate-governance/governance-documents. No material on our website is part of this proxy statement.

PROPOSAL 2—TO APPROVE AN AMENDMENT TO OUR 2019 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE THEREUNDER FROM 11,000,000 TO 26,000,000

Description of Proposed Amendment to our 2019 Equity Incentive Plan

Our 2019 Equity Incentive Plan (our “2019 Plan”) was originally approved by our stockholders on June 19, 2019. On April 28, 2021, the Board approved an amendment (the “Amendment”) to our 2019 Plan (as amended, our “Amended Plan”), subject to stockholder approval. We are requesting that stockholders approve the Amendment (i) to increase the maximum number of shares of our common stock available for issuance under the 2019 Plan by 15,000,000 shares and (ii) to increase the number of shares of our common stock that may be issued in satisfaction of incentive stock options (ISOs) under our 2019 Plan by 15,000,000 shares. The material terms of our Amended Plan are described under “Summary of our Amended Plan” below.

If stockholders do not approve this Proposal 2, our Amended Plan will not become effective and our 2019 Plan will remain in effect in accordance with its terms. In addition, if stockholders do not approve this Proposal 2, certain awards that were approved by our Compensation Committee and the Board and granted under our 2019 Plan, contingent upon obtaining stockholder approval of our Amended Plan, as described in more detail under “New Plan Benefits” below, will be automatically forfeited.

Reasons to Vote for this Proposal

Equity awards are a key part of our compensation program

We believe that equity compensation has been, and will continue to be, a critical component of our compensation package because it (i) contributes to a culture of ownership among our employees and other service providers, (ii) aligns our employees’ interests with the interests of our other stockholders and (iii) preserves our cash resources. It has been our practice to grant equity awards to substantially all of our full-time employees upon hire and on an annual basis. We compete for talent in an extremely competitive industry, often with larger pharmaceutical companies with greater resources. We believe that our ability to compensate with equity awards is essential to our efforts to attract and retain top talent, which we have been successful in doing to date. In addition, we have used equity compensation as a way to further tie the interests of our executive officers and other key employees with those of our stockholders through the payment of their annual incentive bonuses in the form of shares of our common stock. Equity awards are an essential part of our compensation package, are central to our employment value proposition, and are necessary for us to continue competing for top talent as we grow.

Equity awards incentivize the achievement of key business objectives and increases in stockholder value

Our equity program primarily consists of stock options, RSUs and performance shares. Stock options are performance-based because no value is realized unless our stock price increases from the date of grant. We have also from time to time granted stock options that are subject to performance-based vesting conditions to incentivize the achievement of key business objectives or specific increases in stock price. RSUs serve as a valuable retention incentive and typically vest based on continued employment or service over a specified time period. Performance shares vest based on the achievement of key business objectives or specific increases in stock price. We believe that equity awards have been and will continue to be critical to our success and that they play an important role in incentivizing employees across our Company to achieve our key business objectives and drive increases in stockholder value.

Additional shares are necessary in order for us to meet our anticipated equity compensation needs

As of April 15, 2021, there were 998,022 shares remaining available for issuance under our 2019 Plan. As described in more detail in the “New Plan Benefits” table below, we have granted awards under our 2019 Plan in respect of 6,733,400 shares, contingent upon obtaining stockholder approval of the Amendment. If stockholders do not approve the Amendment, these awards will be automatically forfeited and our ability to grant equity awards to our planned new hires, as well as our existing employees and management team, will be severely limited, which would place us at a competitive disadvantage. After a review of our historical practices and our anticipated future growth, we believe that the shares that would become available under our Amended Plan if this proposal is approved would enable us to continue to grant equity awards for approximately two years, which is vital to our ability to attract and retain the talent required to support our continued growth in the extremely competitive labor market in which we compete.

Although we grant equity awards deeply, we have responsibly managed our burn rate and overhang

In determining the share pool under our Amended Plan, the Board considered the historical number of equity awards granted by the Company in the past three years. In 2018, 2019 and 2020, the Company made equity awards in respect of 6,966,234 shares, 12,404,933 shares and 7,512,568 shares, respectively, under our 2019 Plan and our Amended and Restated 2009 Equity Incentive Plan (our “2009 Plan”) (assuming maximum performance, for awards subject to performance-based vesting, and without giving effect to the equity awards granted subject to stockholders approval of the Amendment). The weighted average number of shares of our common stock outstanding in 2018, 2019 and 2020 was 110,772,328, 134,981,764 and 172,503,844, respectively. The Company’s three-year average burn rate is 7.2%. We believe our historical burn rate is reasonable for a company of our size in our industry, especially given our broad-based use of equity awards to compensate our employees and other key service providers. We will continue to monitor our equity use in future years to ensure our burn rate is within competitive market norms.

In determining the number of shares that would become available under our Amended Plan, the Board also considered the total shares subject to outstanding awards and the dilution that would result from the share pool under our Amended Plan. As of April 15, 2021, there were 30,587,959 shares subject to outstanding awards under our 2019 Plan and, as of this same date, the shares subject to outstanding equity awards and available for issuance under our 2019 Plan represented approximately 14% of our outstanding shares (commonly referred to as the “overhang”), with performance-based awards included in such calculation assuming maximum level achievement of applicable performance goals. The table below includes aggregate information regarding equity awards outstanding and the number of shares available for future awards under our 2009 Plan, our 2019 Plan, our 2019 Employee Stock Purchase Plan, the DDCP and our 2015 Inducement Equity Plan, in each case, as of April 15, 2021, and the number of shares that would be available for issuance under our Amended Plan if this proposal is approved by stockholders.

	Number of Shares	As a percentage of stock outstanding (as of April 15, 2021)
Outstanding stock options under 2009 Plan	11,504,718	5%
Outstanding restricted shares, RSUs and performance shares (with performance shares measured at maximum level achievement of applicable performance goals) under 2009 Plan	647,000	0.3%
Total shares subject to outstanding awards under 2009 Plan	12,151,718	5%
Total shares available for future issuance under 2009 Plan	0	0%
Outstanding stock options under 2019 Plan	17,941,425	8%
Outstanding restricted shares, RSUs and performance shares (with performance shares measured at maximum level achievement of applicable performance goals) under 2019 Plan	494,816	0.2%
Total shares subject to outstanding awards under 2019 Plan	18,436,241	8%
Total shares available for future issuance under 2019 Plan[9]	998,022	0.5%

	Number of Shares	As a percentage of stock outstanding (as of April 15, 2021)
Total new shares proposed to be available for issuance under Amended Plan(1)(2)	15,000,000	7%
Total shares subject to existing equity awards under 2009 Plan and 2019 Plan, available for future issuance under 2019 Plan and proposed to be available for issuance under Amended Plan	46,585,981	21%
Total shares available for future issuance under 2019 Employee Stock Purchase Plan and proposed to be available for issuance under this plan, as amended(3)	559,624	0.3%
Total shares subject to existing equity awards under 2015 Inducement Equity Plan	227,333	0.1%
Total shares available for future issuance under 2015 Inducement Equity Plan	908,689	0.4%
Total shares subject to existing equity awards and available for future issuance under 2015 Inducement Equity Plan	1,136,022	1%
Total shares subject to existing equity awards under DDCP	424,841	0.2%
Total shares available for future issuance under DDCP	78,077	0.04%
Total shares subject to existing equity awards and available for future issuance under DDCP	502,919	0.2%
Total shares subject to existing equity awards, available for future issuance and proposed to be available for issuance	48,784,546	22%

(1)

The number in this row includes as available for future issuance the awards described under “New Plan Benefits” below, which were granted under our 2019 Plan and are expected to be satisfied with shares under our Amended Plan, contingent upon stockholder approval of the Amendment.

(2)	Share counting provisions, including adjustments to the number of shares available under our Amended Plan, are described below under “Authorized Shares” and “Adjustments.”
(3)

Subject to adjustment, the maximum number of shares of common stock available for sale pursuant to our ESPP is 500,000 shares. If Proposal 3 is approved, the share pool under our ESPP will be increased to 1,000,000 shares.

Our Amended Plan is consistent with principles of good corporate governance

The Board believes that our Amended Plan will promote the interests of stockholders and is consistent with principles of good corporate governance, including:

•

No Discounted Stock Options or SARs. All stock option and stock appreciation rights (“SAR”) awards under our Amended Plan must have an exercise or base price that is not less than the closing price of the underlying common stock on the date of grant.

•	No Repricing. Other than in connection with a corporate transaction affecting the Company, our Amended Plan prohibits any repricing of stock options or SARs without obtaining stockholder approval.

•

Limits on Awards. Our Amended Plan limits the number of stock options, SARs and other awards that may be granted to plan participants. It also contains a separate limit on the amount of compensation payable to non-employee directors in any year.

•

No Liberal Share Recycling. Shares underlying stock options and other awards issued under our Amended Plan will not be recycled into the share pool if they are withheld in payment of the exercise price of the award or to satisfy tax withholding obligations in respect of the award. The number of shares available for delivery under our Amended Plan will not be increased by any shares that have been delivered under our Amended Plan that are subsequently repurchased using proceeds directly attributable to stock option exercises.

•

Minimum Vesting Periods. Awards under our Amended Plan may not be scheduled to vest, in whole or in part, within one year of grant (subject to an exception for up to 5% of the share pool that may be granted without regard for this minimum scheduled vesting period).

•	No Reload Awards. Our Amended Plan prohibits the grant of “reload” awards.

•	No Dividends on Unvested Awards. Dividend and dividend equivalents may not be paid on a current basis on unvested awards.

•	No Liberal Change of Control Definition. Our Amended Plan does not include a “liberal” change of control definition.

Summary of our Amended Plan

The following is a brief summary of the material terms of our Amended Plan. A copy of the Amendment is attached as Appendix A to this proxy statement, and we urge stockholders to read it in its entirety. The following description of the material terms of our Amended Plan is qualified in its entirety by reference to the full text of our Amended Plan.

Administration. Our Amended Plan will generally be administered by our Compensation Committee, which will have the discretionary authority to interpret the plan; determine eligibility for and grant awards; determine, modify, accelerate or waive the terms and conditions of any award; determine the form of settlement of awards; prescribe forms, rules and procedures relating to the plan and awards; and otherwise do all things necessary or desirable to carry out the purposes of the plan or any award. Our Compensation Committee (or the Board, with respect to such matters over which it retains authority) may delegate to one or more of its members (or one or more members of the Board) such of its duties, powers and responsibilities as it may determine and, to the extent permitted by law, may delegate certain of its duties, powers and responsibilities to officers, employees and other persons. As used in this summary, the term “Administrator” refers to our Compensation Committee, the Board or any authorized delegates, as applicable.

Eligibility to Receive Awards. Employees, directors, consultants and advisors of the Company and its affiliates are eligible to receive awards under our Amended Plan. Eligibility for options intended to be ISOs is limited to employees of the Company or certain affiliates. As of April 15, 2021, we estimate that approximately 270 employees, seven non-employee directors, 45 consultants and 1 advisors would be eligible to participate in our Amended Plan.

Authorized Shares. Subject to adjustment as described below, the maximum number of shares of common stock that may be delivered in satisfaction of awards under our Amended Plan is 26,000,000 shares (inclusive of shares subject to awards previously granted under the 2019 Plan prior to the effective date of our Amended Plan), plus any shares of underlying awards under our 2009 Plan become available for grant under our 2009 Plan (not to exceed 19,655,534 shares) (the “Share Pool”). Up to 26,000,000 shares from the Share Pool may be issued in satisfaction of ISOs. The following rules apply in respect of the Share Pool:

•

Any shares of stock underlying awards settled in cash or that expire, become unexercisable, terminate, or are forfeited to or repurchased by the Company without the issuance of shares will not reduce the Share Pool.

•	All shares covering a SAR any portion of which is settled in stock and any shares withheld in satisfaction of the exercise or purchase price or tax withholding obligations will reduce the Share Pool.

•

The Share Pool will not be increased by any shares that are delivered under our Amended Plan that are subsequently repurchased by the Company using proceeds directly attributable to stock option exercises.

•	Shares issued in substitution for equity awards of an acquired company that are converted, replaced or adjusted in connection with the acquisition will not reduce the Share Pool.

Shares that may be delivered under our Amended Plan may be authorized but unissued shares of our common stock or previously issued shares of our common stock acquired by the Company. Shares may be delivered under our Amended Plan in satisfaction of awards granted under other compensation arrangements of the Company, including our 2009 Plan. The closing price of our common stock as reported on Nasdaq on April 23, 2021 was $3.05 per share.

Annual Individual Limits. With respect to any participant in any calendar year, the maximum number of shares subject to stock options that may be granted, the maximum number of shares subject to SARs that may be granted, and the maximum number of shares subject to awards other than stock options and SARs that may be granted is 2,500,000 shares, 2,500,000 shares and 1,500,000 shares, respectively.

In the case of a non-employee director, with respect to his or her services as a director, the aggregate value of all compensation granted or paid to the director with respect to any calendar year, including equity awards, may not exceed $600,000 (or $850,000 for the calendar year in which the director is first elected).

Types of Awards. Our Amended Plan provides for the grant of stock options, SARs, restricted and unrestricted stock and stock units, performance awards, and other awards that are convertible into or otherwise based on our common stock. Dividend equivalents may also be provided in connection with awards under our Amended Plan but will be subject to the same risk of forfeiture as applies to the underlying award.

•

Stock Options and SARs. The Administrator may grant stock options, including ISOs, and SARs. A stock option is a right entitling the holder to acquire shares of our common stock upon payment of the applicable exercise price. A SAR is a right entitling the holder upon exercise to receive an amount (payable in cash or shares of equivalent value) equal to the excess of the fair market value of the shares subject to the right over the base value from which appreciation is measured. The per share exercise price of each stock option, and the per share base value of each SAR, granted under our Amended Plan may not be less than 100% of the closing price of a share of our common stock on the date of grant (or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported) (110% in the case of certain ISOs). The Administrator may not grant stock options that provide for automatic “reload” grants of additional stock options.

•

Restricted and Unrestricted Stock and Stock Units. The Administrator may grant awards of stock, stock units, restricted stock and restricted stock units. A stock unit is an unfunded and unsecured promise, denominated in shares, to deliver shares or cash measured by the value of shares in the future, and a restricted stock unit is a stock unit that is subject to the satisfaction of specified performance or other vesting conditions. Restricted stock is stock subject to restrictions requiring that it be forfeited, redelivered or offered for sale to us if specified performance or other vesting conditions are not satisfied.

•	Performance Awards. The Administrator may grant performance awards, which are awards subject to performance vesting conditions.

•

Other Stock-Based Awards. The Administrator may grant other awards that are convertible into or otherwise based on shares of our common stock, subject to such terms and conditions as are determined by the Administrator.

•	Substitute Awards. The Administrator may grant substitute awards, which may have terms and conditions that are inconsistent with the terms and conditions of our Amended Plan.

Vesting; Terms of Awards. The Administrator will determine the terms and conditions of all awards granted under our Amended Plan, including the time or times an award vests or becomes exercisable, the terms and conditions on which an option or SAR remains exercisable, and the effect of termination of a participant’s employment or service on awards. No award under our Amended Plan may be scheduled to vest, in whole or in part, prior to the date that is one year following the date the award is granted, except that awards that result in the issuance of an aggregate of up to five percent of the Share Pool may be granted without regard to such one-year minimum scheduled vesting period.

Termination of Employment or Other Status. The Administrator will determine the effect of termination of employment or other service on awards.

Transferability of Awards. Except as the Administrator may otherwise determine, awards may not be transferred other than by will or by the laws of descent and distribution.

Corporate Transactions. Except as otherwise provided in an award agreement or by the Administrator, in the event of a consolidation, merger or similar transaction in which the Company is not the surviving corporation or which results in the acquisition of the majority of our common stock by a single person or group, a sale or transfer of substantially all of our assets or a dissolution or liquidation of the Company:

•

For each unvested award that is then outstanding and eligible to vest based on performance, the Administrator shall determine the extent to which the applicable performance vesting conditions have been achieved as of the consummation of such transaction and the award, to the extent earned based on performance, will thereafter be eligible to vest based on continued employment or service, as applicable;

•

Each such award, and each unvested award that is outstanding as of the consummation of the transaction that is eligible to vest solely based on continued employment or service, as applicable, will be assumed, continued or substituted for by the acquiror, survivor or affiliate thereof and will vest on the same schedule, except that if the participant’s employment or service, as applicable, is terminated for any reason other than cause within two years following such transaction, the award (or any award substituted therefor) will vest in full;

•

Each award that is outstanding as of the consummation of the transaction that is not assumed, continued or substituted for will vest in full in connection with the consummation of the covered transaction.

•

The Administrator may provide for payment with respect to some or all awards that are not assumed, continued or substituted for equal to the fair market value of the underlying shares over the applicable exercise or purchase price of such award.

Adjustments. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in our capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be issued under our Amended Plan, the individual limits described above, the number and kind of securities subject to, and, if applicable, the exercise or purchase prices (or base values) of, outstanding awards, and any other provisions affected by such event. The Administrator may also make such adjustments to take into account other distributions to shareholders or any other event if it determines that adjustments are appropriate to avoid distortion in the operation of our Amended Plan or any award.

Clawback. The Administrator may provide that any outstanding award or the proceeds from, or other amounts received in respect of, any award or stock acquired under any award will be subject to forfeiture and disgorgement to us, with interest and related earnings, if the participant to whom the award was granted is not in compliance with the plan or the applicable award or any non-competition, non-solicitation, no-hire, non-disparagement, confidentiality, invention assignment or other restrictive covenant. Each award will be subject to any of our policies or those of our subsidiaries that provides for the forfeiture, disgorgement or clawback with respect to incentive compensation that includes awards under the plan and will be subject to forfeiture and disgorgement to the extent required by law or applicable stock exchange listing standards.

Term. Our Amended Plan, without giving effect to the Amendment, became effective on June 19, 2019.

Amendment and Termination. The Administrator may at any time amend our Amended Plan or any outstanding award and may at any time terminate our Amended Plan as to future grants. However, except as expressly provided in our Amended Plan or the applicable award, the Administrator may not alter the terms of an award so as to materially and adversely affect a participant’s rights without the participant’s consent, unless the Administrator expressly reserved the right to do so at the time the award was granted. Any amendments to our Amended Plan will be conditioned on shareholder approval to the extent required by law or applicable stock exchange requirements.

Certain Federal Income Tax Consequences of our Amended Plan

The following is a summary of certain U.S. federal income tax consequences associated with awards granted under our Amended Plan. This summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with our Amended Plan, nor does it cover state, local or non-U.S. taxes.

Stock Options (other than ISOs). In general, a participant has no taxable income upon the grant of a stock option that is not intended to be an ISO (an “NSO”) but realizes income in connection with the exercise of the NSO in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price. A corresponding deduction is generally available to the Company. Upon a subsequent sale or exchange of the shares, any recognized gain or loss is treated as a capital gain or loss for which the Company is not entitled to a deduction.

ISOs. In general, a participant realizes no taxable income upon the grant or exercise of an ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. Generally, the disposition of shares purchased pursuant to an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and generally a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one and two-year holding periods, any gain or loss recognized upon a subsequent sale of shares purchased pursuant to an ISO is generally treated as a long-term capital gain or loss for which the Company is not entitled to a deduction.

SARs. The grant of a SAR does not itself result in taxable income, nor does taxable income result merely because a SAR becomes exercisable. In general, a participant who exercises a SAR for shares of stock or receives payment in respect of such exercise will have ordinary income equal to the amount of any cash and the fair market value of any stock received. A corresponding deduction is generally available to the Company.

Unrestricted Stock Awards. A participant who purchases or is awarded unrestricted stock generally has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company.

Restricted Stock Awards. A participant who is awarded or purchases shares subject to a substantial risk of forfeiture generally does not have income until the risk of forfeiture lapses. When the risk of forfeiture lapses, the participant has ordinary income equal to the excess of the fair market value of the shares at that time over the purchase price, if any, and a corresponding deduction is generally available to the Company. However, a participant may make an election under Section 83(b) of the Code to be taxed on restricted stock when it is acquired rather than later, when the substantial risk of forfeiture lapses. A participant who makes an effective 83(b) election will realize ordinary income equal to the fair market value of the shares as of the time of acquisition less any price paid for the shares. A corresponding deduction will generally be available to the Company. If a participant makes an effective 83(b) election, no additional income results by reason of the lapsing of the restrictions.

Restricted Stock Units. The grant of a restricted stock unit does not itself generally result in taxable income. Instead, the participant is taxed upon vesting and settlement (and a corresponding deduction is generally available to the Company), unless he or she has made a proper election to defer receipt of the shares (or cash if the award is cash settled) under Section 409A of the Code. If the shares delivered are restricted for tax purposes, the participant will instead be subject to the rules described above for restricted stock.

New Plan Benefits

The following table sets forth stock options that were approved by the Compensation Committee and the Board to the persons and groups named below under our 2019 Plan in December 2020 and that would be satisfied by the issuance of shares under our Amended Plan, contingent upon stockholder approval of the Amendment. Should stockholder approval not be obtained, these awards will be automatically forfeited. These stock options vest over a three-year period, with one-third vesting on the one-year anniversary of the grant date and the remainder vesting quarterly thereafter. Any other awards under our Amended Plan would be granted by our Compensation Committee in its discretion.

Name and Position	Number of Stock Options
Garo H. Armen, Ph.D., Chief Executive Officer	1,900,000
Jennifer Buell, Ph.D., President and Chief Operating Officer	900,000
Evan Kearns, Vice President and General Counsel(1)	150,000
Christine M. Klaskin, Vice President of Finance	50,000
Adam Krauss, Chief Legal Officer	175,000

All executive officers as a group	3,175,000
All non-executive directors as a group	—
All non-executive officer employees as a group	2,558,400

(1) On	April 5, 2021, Mr. Kearns submitted his resignation effective April 30, 2021.

Vote Required

To approve Proposal 2, stockholders holding a majority of Agenus common stock present or represented by proxy at the 2021 Annual Meeting and voting on the matter must vote FOR Proposal 2. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 2 and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 2.

PROPOSAL 3—TO APPROVE AN AMENDMENT TO OUR 2019 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK AUTHORIZED FOR ISSUANCE UNDER SUCH PLAN FROM 500,000 TO 1,000,000.

Our 2019 Employee Stock Purchase Plan (our “ESPP”) was originally approved by our stockholders on June 16, 2020. On April 28, 2021, the Board approved an amendment (the “ESPP Amendment”) to our ESPP, (as amended, the “Amended ESPP”), subject to stockholder approval. We are requesting that stockholders approve the ESPP Amendment to increase the maximum number of shares available for purchase pursuant to the exercise of options granted under the ESPP to 1,000,000 shares. The material terms of our Amended ESPP are described under “Summary of our Amended ESPP” below. If stockholders do not approve this Proposal 3, the proposed 500,000 additional shares will not become available for issuance under our ESPP, but our ESPP will otherwise remain in effect in accordance with its terms.

Summary of our Amended ESPP

The following is a brief summary of the material terms of our Amended ESPP. A copy of the ESPP Amendment is attached as Appendix B to this proxy statement, and we urge stockholders to read it in its entirety. The following description of the material terms of our Amended ESPP is qualified in its entirety by reference to the full text of our Amended ESPP.

In General. Our Amended ESPP is intended to enable eligible employees to purchase shares of our common stock and thereby acquire an interest in the future of the Company. Our Amended ESPP is generally implemented by a series of separate offerings, which we refer to as option periods. On the first day of each option period, participating employees will be granted an option to purchase shares of our common stock, which will be automatically exercised on the last business day of the option period. Our Amended ESPP is intended to satisfy the requirements of Section 423 of the Code.

Administration. Our Amended ESPP is administered by the Board and its delegates, which will have the right to determine any questions that may arise regarding the interpretation and application of our Amended ESPP and to make, administer and interpret such rules and regulations as it deems necessary or advisable. The Board may delegate any or all of its powers under our Amended ESPP to one or more committees or subcommittees to the extent permitted by applicable law and has so delegated its powers to our Compensation Committee. As used in this summary, the term “Board” refers to the Board or any authorized delegates, as applicable.

Eligibility. Participation in our Amended ESPP is limited to our employees and those of our designated subsidiaries. No employee will be granted an option under our Amended ESPP if, immediately after the option is granted, the employee would own (or would be deemed to own) shares of our common stock possessing five percent or more of the total combined voting power or value of all classes of shares of us, our parent or our subsidiaries. In addition, no employee will be granted an option under our Amended ESPP that would permit his or her rights to purchase shares under all employee stock purchase plans maintained by us and our parent and subsidiaries to accrue at a rate that exceeds $25,000 (or such other maximum prescribed by the Code) of fair market value of stock for each calendar year during which any option granted to such employee is outstanding at any time, determined in accordance with Section 423(b)(8) of the Code. As of April 23, 2021 approximately 270 employees are eligible to participate in our Amended ESPP, including all of our executive officers.

Authorized Shares. Subject to adjustment as described below, 1,000,000 shares of our common stock are reserved for issuance under our Amended ESPP (inclusive of shares previously issued under our ESPP prior to the effective date of our Amended ESPP). Without giving effect to the ESPP Amendment, 59,624 shares remained available for issuance under our ESPP as of March 31, 2021. If any option granted under our Amended ESPP expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares subject to such option will again be available for sale pursuant to the exercise of options under our Amended ESPP. The closing price of our common stock as reported on Nasdaq on April 23, 2021 was $3.05 per share.

Shares that may be issued under our Amended ESPP may be authorized but unissued shares or reacquired shares.

Participation. Eligible employees may elect to participate in an option period under our Amended ESPP in the manner and within the time periods established by the Board. A participant who holds an option under our Amended ESPP may at any time prior to exercise cancel all (but not less than all) of his or her option by written notice to the Company. Upon cancellation, the balance of the participant’s account under our Amended ESPP will be returned to the participant.

Option Periods. Unless otherwise determined by the Board, option periods under our Amended ESPP will be approximately six months in duration and commence on the first business day of January and July of each year and end on the last business day of June and December of each year, respectively.

Options. Subject to the limitations in our Amended ESPP, on the first day of each option period, participating employees will be granted an option to purchase no more than 20,000 shares of our common stock. On the last day of each option period, each employee who is a participant in our Amended ESPP will be deemed to have exercised the option granted to him or her for the option period.

Purchase Price. The purchase price of each share issued pursuant to the exercise of an option under our Amended ESPP on an exercise date will be 85% of the lesser of (i) the closing price of a share on the date the option is granted (or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported) and (ii) the closing price of a share on the exercise date (or, if no closing price is reported for that date, the closing price on the immediately preceding date on which a closing price was reported).

Transfer Restrictions. Options granted under our Amended ESPP during the participant’s lifetime will be exercisable only by such participant and may not be sold, pledged, assigned or transferred in any manner.

Adjustments. In the event of any change in the outstanding stock of the Company by reason of a stock dividend, split-up, recapitalization, merger, consolidation, reorganization, or other capital change, the aggregate number and type of shares available under our Amended ESPP, the number and type of shares under options granted but not exercised, the maximum number and type of shares purchasable under an option, and the option price will be appropriately adjusted; provided that no adjustment will be made unless the Company is satisfied that it will not constitute a modification of rights granted under our Amended ESPP or otherwise disqualify our Amended ESPP as an employee stock purchase plan under Section 423 of the Code.

Certain Transactions. In the event of a sale of all or substantially all of our stock or assets, or a merger or similar transaction in which the Company does not survive or which results in the acquisition of the Company by another person, the Board will (i) if the Company is merged with or acquired by another corporation, provide that each outstanding option will be assumed or that a substitute option will be granted by the acquirer, the successor or one of their parents or subsidiaries, (ii) cancel each option and return the balances in participants’ accounts under our Amended ESPP to participants, or (iii) end the option period on or before the date of the proposed sale or merger.

Term. Our ESPP, without giving effect to the ESPP Amendment, became effective on June 30, 2019, the date our ESPP was approved by the Board, and no rights shall be granted thereunder after the tenth anniversary of such date of Board approval. Our Amended ESPP will become effective upon stockholder approval of this Proposal 2.

Amendment and Termination. The Board may at any time amend our Amended ESPP to the extent, and in any manner, it may deem advisable, subject to stockholder approval if the amendment would be treated as the adoption of a new plan for purposes of Section 423 of the Code. The Board may suspend or terminate our

Amended ESPP at any time. In connection with any such suspension or termination, the Board may provide that outstanding options will be exercisable either at the end of the applicable option period or such earlier date as the Board may specify.

Certain Federal Income Tax Consequences of our Amended ESPP

The following is a summary of certain U.S. federal income tax consequences associated with options granted under our Amended ESPP. This summary does not purport to cover federal employment tax or other U.S. federal tax consequences that may be associated with our Amended ESPP, nor does it cover state, local or non-U.S. taxes.

Our Amended ESPP is intended to qualify under the provisions of Section 423 of the Code. Our Amended ESPP is not subject to any provisions of the Employee Retirement Income Security Act of 1974.

Assuming our Amended ESPP is and remains so qualified, no income will be taxable to a participant until the sale or other disposition of the shares of common stock purchased under our Amended ESPP (the “ESPP shares”). Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the participant’s holding period with respect to the ESPP shares. If the ESPP shares are sold or disposed of more than two years from the first day of the applicable option period and more than one year from the date of purchase, or upon the participant’s death while owning the ESPP shares, the participant will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the ESPP shares at the time of such sale or disposition over the purchase price or (2) an amount equal to the excess of the fair market value of the ESPP shares as of the first day of the option period over the purchase price. Any additional gain will be treated as long-term capital gain. If the ESPP shares held for the periods described above are sold and the sale price is less than the purchase price, there is no ordinary income and the participant generally will have long-term capital loss equal to the difference between the sale price and the purchase price. If shares are sold or otherwise disposed of before the expiration of the holding periods described above, other than following the participant’s death while owning the shares, the participant will recognize ordinary income generally measured as the excess of the fair market value of the ESPP shares on the date the ESPP shares were purchased over the purchase price. Any additional gain or loss on such sale or disposition will generally be long-term or short-term capital gain or loss, depending on the participant’s holding period with respect to the ESPP shares. The Company is not generally entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except generally to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

New Plan Benefits

The amounts of future stock purchases under our Amended ESPP are not determinable because, under the terms of our Amended ESPP, purchases are based upon elections made by participants. Future purchase prices are not determinable because they are based upon fair market value of shares of our common stock at the beginning and end of each applicable option period.

The following table sets forth the number of shares under our Amended ESPP that were acquired by our named executive officers, our executive officers as a group and our other employees (who are not executive officers) as a group for the option period ending on December 31, 2020. Non-employee directors are not eligible to participate in our Amended ESPP.

Name	Number of Shares
Garo H. Armen, Ph.D.	—
Jennifer Buell, Ph.D.	—
Evan D. Kearns	—
Christine M. Klaskin
Adam Krauss
Executive Officer Group	—
Non-Executive Officer Employee Group	104,372

Vote Required

To approve Proposal 3, a majority of the votes cast by stockholders present in person or by proxy and voting on the matter must vote FOR Proposal 3. If your shares are held by your broker, bank, or nominee in “street name,” and you do not vote your shares, your broker, bank, or nominee has authority to vote your unvoted shares on Proposal 3. If the broker, bank, or nominee does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered to be voting on the matter. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 3, and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 3.

EQUITY PLANS

Securities Authorized For Issuance Under Equity Compensation Plans

The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2020.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plan (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	30,978,713	$3.57	4,737,736	(2)
Equity compensation plans not approved by security holders(3)	227,333	$4.46	858,689

Total	31,206,046		5,596,425

(1)

Includes 30,575,602 shares subject to awards under our 2009 and 2019 Equity Incentive Plans, assuming maximum achievement of all applicable performance conditions, and 403,111 shares issuable under our DDCP.

(2)	Includes shares that may be issued under our 2009 and 2019 Equity Incentive Plans and 2009 Employee Stock Purchase Plan and 99,808 shares available under our DDCP.
(3)	Represents the Agenus Inc. 2015 Inducement Equity Plan under which inducement grants may be made in accordance with Nasdaq rules.

PROPOSAL 4—TO RATIFY THE APPOINTMENT OF KPMG LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING

DECEMBER 31, 2020

Our Audit and Finance Committee has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. Although stockholder approval of the selection of KPMG LLP is not required by law, our Board believes that it is advisable to give stockholders an opportunity to ratify this selection.

If stockholders do not approve this proposal at the 2020 Annual Meeting, our Audit and Finance Committee will reconsider their selection of KPMG LLP. If stockholders do ratify this appointment, the Audit and Finance Committee, which has direct authority to engage our independent registered public accounting firm, may appoint a different independent registered public accounting firm at any time during the year if the Audit and Finance Committee determines that the change would be in the best interests of Agenus and our stockholders.

The Audit and Finance Committee has approved all services provided to Agenus by KPMG LLP during 2020. Representatives of KPMG LLP are expected to be present at the 2020 Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

KPMG LLP has served as our independent registered public accounting firm since 1997.

Audit Fees

Fees incurred by us for professional services rendered by KPMG LLP for the audit of the annual consolidated financial statements and of the effective operation of internal control over financial reporting, included in our Annual Report on Form 10-K, for the reviews of the consolidated financial statements included in our Forms 10-Q and for comfort letters, consents and review of registration statements were $737,000 for 2020 and $828,690 for 2019.

Tax Fees

Fees paid to KPMG LLP associated with tax compliance services were $81,077 in 2020 and $101,447 in 2019.

Fees paid to KPMG LLP associated with tax consultation services were $209,649 in 2020 and $165,986 in 2019.

All Other Fees

In 2020, we paid $556,556 in fees to KPMG LLP associated with a subsidiary audit and related matters. Except as described herein, we paid no other fees to KPMG LLP for 2020 or 2019.

Pre-Approval of Audit and Non-Audit Services

All of the KPMG LLP fees for 2020 and 2019 shown above were pre-approved by the Audit and Finance Committee. The Audit and Finance Committee pre-approves all audit and other permitted non-audit services provided by our independent registered public accounting firm. Pre-approval is generally provided for up to one year, is detailed as to the particular category of services and is subject to a monetary limit. Our independent registered public accounting firm and senior management periodically report to the Audit and Finance Committee the extent of services provided by the independent registered public accounting firm in accordance with the pre-approval, and the fees for the services performed to date. The Audit and Finance Committee may also pre-approve particular services on a case-by-case basis.

Vote Required

To approve Proposal 4, a majority of the votes cast by stockholders present in person or by proxy and voting on the matter must vote FOR Proposal 4. If your shares are held by your broker, bank, or nominee in “street name,” and you do not vote your shares, your broker, bank, or nominee has authority to vote your unvoted shares on Proposal 4. If the broker, bank, or nominee does not vote your unvoted shares, there will be no effect on the vote because these “broker non-votes” are not considered to be voting on the matter. Abstentions and “broker non-votes” will not be counted as votes cast or shares voting on Proposal 4, and will have no effect on the vote.

The Board of Directors recommends a vote FOR Proposal 4.

REPORT OF THE AUDIT AND FINANCE COMMITTEE

The Audit and Finance Committee of the Board consists entirely of independent directors who are not officers or employees of Agenus. The Board has adopted a written charter for the Audit and Finance Committee, the current version of which is available on our website https://investor.agenusbio.com/corporate-governance/governance-documents. No material on our website is part of this proxy statement.

In the course of its oversight of the Company’s reporting process, the Audit and Finance Committee of the Board has (1) reviewed and discussed with management the Company’s audited consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting for the fiscal year ended December 31, 2020, (2) discussed with KPMG LLP, our independent registered public accounting firm, the matters required to be discussed pursuant to the applicable requirements of the Public Company Accounting Oversight Board and SEC, and (3) discussed with KPMG LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures and letter from KPMG LLP pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit and Finance Committee concerning independence.

Based on the foregoing review and discussions, the Audit and Finance Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.

By the Audit and Finance Committee,

Ulf Wiinberg, Chair
Wadih Jordan
Timothy R. Wright

ADDITIONAL INFORMATION

Stockholder Proposals for 2022 Annual Meeting of Stockholders

Proposals to be included in the Company’s proxy statement. Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2022 Annual Meeting of Stockholders, the proposal must comply with Rule 14a-8 under the Exchange Act and must also meet the advance notice requirements in our bylaws applicable to all stockholder proposals (as described in the following paragraphs).

Proposals to be brought before an annual meeting. Under our by-laws, a stockholder must follow certain procedures to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Among other requirements, these procedures require any nomination or proposed item of business to be submitted in writing to our Chairman of the Board or Corporate Secretary at our principal executive offices. Assuming our 2022 Annual Meeting of Stockholders is not more than 30 days before or 30 days after June 16, 2022, if you wish to bring business before the 2022 Annual Meeting of Stockholders, you must give us written notice by January 3, 2022.

However, if at least 60 days’ notice or prior public disclosure of the date of the 2022 Annual Meeting of Stockholders is given or made and the date of the 2022 Annual Meeting of Stockholders is not within 30 days before or after June 16, 2022, notice by the stockholder must be received by the Company 45 days prior to the date of the 2022 Annual Meeting of Stockholders. If less than 60 days’ notice or prior public disclosure of the date of the 2022 Annual Meeting of Stockholders is given or made and the date of the 2022 Annual Meeting of Stockholders is not within 30 days before or after June 16, 2022, notice by the stockholder must be received by the Company no later than 15 days after the date Agenus sends notice of the 2022 Annual Meeting of Stockholders. If a stockholder fails to provide timely notice of a proposal to be presented at the 2022 Annual Meeting of Stockholders, the proxies designated by the Board will have discretionary authority to vote on the proposal.

Householding of Meeting Materials

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement or annual report may have been sent to multiple stockholders in your household. We will promptly provide a separate copy of either document to you if you contact Investor Relations at Agenus Inc., 3 Forbes Road, Lexington, Massachusetts 02421, or telephone or e-mail Investor Relations at 781-674-4400 or investor@agenusbio.com. If you want to receive separate copies of the annual report and proxy statement in the future or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holders, or you may contact us.

Documents Incorporated by Reference

The financial statements from our Annual Report on Form 10-K for the year ended December 31, 2020 are incorporated by reference herein.

APPENDIX A

AMENDMENT TO 2019 EQUITY INCENTIVE PLAN

The 2019 Equity Incentive Plan of Agenus Inc. (the “Plan”) be and hereby is amended as follows:

1.	Section 4.(a) of the Plan is hereby deleted in its entirety and replaced it with the following:

“Number of Shares. Number of Shares. Subject to adjustment as provided in Section 7(b), the number of shares of Stock that may be issued in satisfaction of Awards under the Plan is (i) 26,000,000 shares of Stock, plus (ii) the number of shares of Stock available for issuance under the Prior Plan as of the Date of Adoption (which will not exceed 5,262,242 shares), plus (iii) the number of shares of Stock underlying awards under the Prior Plan (which will not exceed 19,655,534 shares) that on or after the Date of Adoption expire or terminate or are surrendered without the delivery of shares of Stock, are forfeited to, or repurchased by, the Company, or otherwise become available again for grant under the Prior Plan, in each case, in accordance with its terms (collectively, the “Share Pool”). Up to 26,000,000 of the shares of Stock from the Share Pool may be issued in satisfaction of ISOs, but nothing in this Section 4(a) will be construed as requiring that any, or any fixed number of, ISOs be granted under the Plan. For purposes of this Section 4(a), the number of shares of Stock issued in satisfaction of Awards will be determined (i) by reducing the Share Pool by the number of shares of Stock withheld by the Company in payment of the exercise price or purchase price of the Award or in satisfaction of tax withholding requirements with respect to the Award, (ii) by reducing the Share Pool by the full number of shares covered by a SAR any portion of which is settled in Stock (and not only the number of shares of Stock delivered in settlement), and (iii) by increasing the Share Pool by any shares of Stock underlying Awards settled in cash or that expire, become unexercisable, terminate or are forfeited to or repurchased by the Company without the issuance (or retention, in the case of Restricted Stock) of Stock. For the avoidance of doubt, the Share Pool will not be increased by any shares of Stock delivered under the Plan that are subsequently repurchased using proceeds directly attributable to Stock Option exercises. The limits set forth in this Section 4(a) will be construed to comply with the applicable requirements of Section 422.

Except as set forth above, the remainder of the Plan remains in full force and effect.

A-1

APPENDIX B

AMENDMENT TO

2019 EMPLOYEE STOCK PURCHASE PLAN

The 2019 Employee Stock Purchase Plan of Agenus Inc. (the “Plan”) be and hereby is amended as follows:

1.	Section 3(a) of the Plan is hereby deleted in its entirety and replaced it with the following:

(a) Number of Shares. Subject to adjustment as provided in Section 16, 1,000,000 shares of Stock are available for purchase pursuant to the exercise of Options granted under the Plan (the “Share Pool”). Shares of Stock will not be treated as issued under the Plan, and will not reduce the Share Pool, unless and until, and to the extent, the shares are actually issued pursuant to the exercise of Options under the Plan. If any Option expires or terminates for any reason without having been exercised in full or ceases for any reason to be exercisable in whole or in part, the unpurchased shares of Stock subject to such Option will not reduce the Share Pool. If, on any Exercise Date, the total number of shares of Stock that would otherwise be subject to Options granted under the Plan exceeds the number of shares then available in the Share Pool, the Administrator will make a pro rata allocation of the shares remaining available in as uniform a manner as practicable and as it determines to be equitable. In such event, the Administrator will give written notice to each Participant affected by such reduction.

Except as set forth above, the remainder of the Plan remains in full force and effect

B-1

AGENUS INC. 3 FORBES ROAD LEXINGTON, MA 02421 VOTE BY INTERNET www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. If you hold your shares directly and wish to vote over the internet, your vote must be received by 11:59 P.M. Eastern Time on June 14, 2021. If your shares are held in a Company stock plan and you wish to vote over the internet, your vote must be received by 11:59 P.M. Eastern Time on June 10, 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by Agenus Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards, and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the internet and, when prompted, indicate that you agree to receive or access stockholder materials electronically in future years. VOTE BY PHONE 1-800-690-6903 Use any touch-tone telephone and follow the instructions. Your shares will be voted according to your instructions. If you hold your shares directly and wish to vote over the telephone, your vote must be received by 11:59 P.M. Eastern Time on June 14, 2021. If your shares are held in a Company stock plan and you wish to vote over the telephone, your vote must be received by 11:59 P.M. Eastern Time on June 10, 2021. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For All Withhold All For All Except To withhold authority to vote for any individual nominee(s), mark For All Except and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR the following: 1. Election of Director Nominees 01 Allison M. Jeynes-Ellis 02 Wadih Jordan The Board of Directors recommends you vote FOR the following proposals: For Against Abstain 2. To approve an amendment to our 2019 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 11,000,000 to 26,000,000. 3. To approve an amendment to our 2019 Employee Stock Purchase Plan to increase the number of shares of common stock authorized for issuance thereunder from 500,000 to 1,000,000. 4. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2021. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement are available at www.proxyvote.com.

AGENUS INC. Annual Meeting of Stockholders June 15, 2021 at 5:00 PM This proxy is solicited on behalf of the Board of Directors The undersigned stockholder(s) of Agenus Inc. (the Company) hereby appoint(s) Garo H. Armen, PhD and Christine M. Klaskin, and each of them acting singly, the attorneys and proxies of the undersigned, with full power of substitution, to vote on behalf of the undersigned all of the shares of capital stock of the Company that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on June 15, 2021, and at all adjournments thereof, hereby revoking any proxy heretofore given with respect to such shares. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS. IN THEIR DISCRETION, THE PROXIES ARE ALSO AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING. PLEASE SIGN AND MAIL THIS PROXY TODAY. Continued and to be signed on reverse side